 Filed Pursuant to Rule 424(B)(5)
 Registration No. 333-199842

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective by rule of the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated June 19, 2017
Preliminary Prospectus Supplement
(To prospectus dated July 25, 2016)
€
XLIT Ltd.
€                Fixed to Floating Rate Subordinated Notes due 2047
Guaranteed by
XL Group Ltd
We are offering €                aggregate principal amount of our Fixed to Floating Rate Subordinated Notes due 2047 (the “subordinated notes”). The subordinated notes offered hereby are scheduled to mature on            , 2047. The maturity of the subordinated notes shall be deferred in certain circumstances, as described in “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Final Redemption.”
From (and including)            , 2017 to (but excluding)            , 2027, the subordinated notes will bear interest at an annual rate of        %, payable annually in arrears on            of each year, beginning on            , 2017. From (and including)            , 2027 to (but excluding)            , 2047, the subordinated notes will bear interest at a floating rate equal to the sum of  (i) the Applicable EURIBOR Rate for the relevant floating rate interest period, plus (ii) a margin of        %, payable quarterly in arrears on            ,            ,                 and            of each year, commencing on            , 2027.
Subject to certain conditions, we may optionally defer interest payments at any time and are required to defer interest payments in certain circumstances, as described in “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest.” Any interest which is deferred will bear no interest.
Beginning on            , 2022 and ending on            , 2027, and subject to the satisfaction of the applicable conditions to redemption, we will be entitled to redeem the subordinated notes in whole at any time, or in part from time to time, at the make-whole redemption price described in this prospectus supplement. Beginning on            , 2027, and subject to the satisfaction of the applicable conditions to redemption, we will be entitled to redeem the subordinated notes in whole at any time, or in part from time to time, at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date fixed for redemption. In the event of certain changes in applicable tax laws, applicable regulatory requirements or applicable rating methodology, we will also be entitled to redeem the subordinated notes in certain periods at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date fixed for redemption. At any time after            , 2017, subject to the satisfaction of the applicable conditions to redemption, we may redeem the subordinated notes, in whole but not in part, if less than 20% of the aggregate principal amount of the subordinated notes outstanding on the issue date remain outstanding (excluding any subordinated notes optionally redeemed between            , 2022 and ending on            , 2027), at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date fixed for redemption. See “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption.” Under certain circumstances set forth in “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Variation and Substitution,” the subordinated notes may be subject to variation and substitution.
The subordinated notes will be issued only in minimum denominations of  €100,000 and increments of  €1,000 in excess thereof. The subordinated notes will be obligations of XLIT Ltd. and will be fully and unconditionally guaranteed on an unsecured and subordinated basis by XL Group Ltd, which we refer to as the “guarantee.”

The subordinated notes will be unsecured and subordinated and will rank in right of payment junior to all of our existing and future unsubordinated debt, and pari passu with all of our future debt that by its terms ranks equally in right of payment with the subordinated notes upon our winding-up. The guarantee will be unsecured and subordinated and will rank in right of payment junior to all of the guarantor’s existing and future unsubordinated obligations, and pari passu with all of the guarantor’s future obligations that by their terms rank equally in right of payment with the guarantee upon a winding-up of the guarantor. The subordinated notes and the guarantee will also be subject to certain subordination provisions pursuant to Bermuda group regulatory requirements, which will be governed by Bermuda law. See “Description of the Subordinated Notes and Guarantee — Bermuda Monetary Authority.”
See “Risk Factors” beginning on page S-12 of this prospectus supplement to read about important factors you should consider before buying the subordinated notes.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)		Underwriting Discounts		Proceeds to Us Before Expenses(1)
Per 2047 Subordinated Note		%		%		%
Total	€		€		€

(1)
The public offering price sets forth above does not include accrued interest, if any. Interest on the subordinated notes will accrue from June          , 2017 and must be paid by the underwriters if the subordinated notes are delivered after June       , 2017.

We have applied to list the subordinated notes on the New York Stock Exchange under the symbol “XL/47.” We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date.
The underwriters expect to deliver securities entitlements with respect to the subordinated notes to investors in book-entry form only through a common depositary of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about June       , 2017, which is the third London business day following the date of this prospectus supplement.
Joint Book-Running Managers
Barclays	Credit Suisse	Goldman Sachs & Co. LLC	HSBC
The date of this prospectus supplement is June       , 2017.

Prospectus Supplement
S-i

CERTAIN DEFINITIONS
In this prospectus supplement and in the accompanying prospectus, unless the context requires otherwise and except as otherwise indicated, “we,” “us” and “our” refer to XL Group Ltd and its subsidiaries, “XL Group” or the “Guarantor” refers to XL Group Ltd and not any of its subsidiaries and “XL-Cayman” or the “Issuer” refers to XLIT Ltd. and not any of its subsidiaries. In referring to the parties providing this prospectus supplement and the accompanying prospectus and making the statements set forth herein, “we,” “us” and “our” refer to both XL-Cayman and XL Group.
The subordinated notes are obligations of XL-Cayman and are guaranteed by XL Group. Accordingly, other than in the sections of this prospectus supplement that describe the business of XL-Cayman and XL Group, unless the context otherwise requires, “we,” “us” and “our” refer to XL-Cayman.
NOTICE
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the subordinated notes and related guarantee and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the subordinated notes offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this prospectus supplement and the accompanying prospectus and any document incorporated by reference herein speaks only as of the date of the document that contains it, unless another date is specifically indicated to apply.
S-ii

STABILIZATION
IN CONNECTION WITH THE OFFERING OF THE SUBORDINATED NOTES, CREDIT SUISSE SECURITIES (EUROPE) LIMITED (OR ANY PERSON ACTING ON BEHALF OF CREDIT SUISSE SECURITIES (EUROPE) LIMITED) MAY OVER-ALLOT SUBORDINATED NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE SUBORDINATED NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE SUBORDINATED NOTES IS MADE AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE SUBORDINATED NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE SUBORDINATED NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY CREDIT SUISSE SECURITIES (EUROPE) LIMITED (OR PERSONS ACTING ON BEHALF OF CREDIT SUISSE SECURITIES (EUROPE) LIMITED) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the subordinated notes in any member state of the European Economic Area (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Member State, from the requirement to produce a prospectus for offers of the subordinated notes. Accordingly, any person making or intending to make any offer in that Member State of subordinated notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the subordinated notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Member State.
NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (1) persons who are outside the United Kingdom or (2) persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus and their contents should not be distributed, published or produced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
This prospectus supplement and the accompanying prospectus have not been approved for the purposes of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which Section 21(1) of FSMA does not apply to us.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the subordinated notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.
XLIT Ltd. and XL Group Ltd
XL Group Ltd, through its subsidiaries and under the XL Catlin brand, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.
XL Group is incorporated in Bermuda. XL Group’s principal executive offices are located at O’Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda. XL Group’s telephone number is (441) 292-8515. XL Group’s website address is www.xlgroup.com. The information contained on XL Group’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
XL-Cayman is incorporated in the Cayman Islands and is a wholly-owned subsidiary of XL Group. XL-Cayman’s principal executive offices are located at O’Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda. XL-Cayman’s telephone number is (441) 292-8515.
You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.
Recent Developments
On June 7, 2017, XL-Cayman commenced offers (the “Tender Offers”) to purchase for cash, upon the terms and subject to the conditions described in the related Offer to Purchase, up to $550.0 million aggregate purchase price of outstanding Series D Preference Ordinary Shares, par value $0.01 per share and liquidation preference $1,000.00 per share, of XL-Cayman (the “Series D Shares”), Series E Preference Ordinary Shares, par value $0.01 per share and liquidation preference $1,000.00 per share, of XL-Cayman (the “Series E Shares”), non-cumulative perpetual preferred shares, par value of  $0.01 per share and liquidation preference $1,000.00 per share, of Catlin-Bermuda (the “CICL Shares”), and 5.500% subordinated notes due 2045 of XL-Cayman (together with the Series D Shares, the Series E Shares, and the CICL Shares, the “Tender Offer Securities” and such offer, the “2045 Notes Offer”). The 2045 Notes Offer will also be subject to a maximum aggregate purchase price of  $100.0 million.
We intend to use the net proceeds from this offering, together with cash on hand, to pay a portion of the tender consideration, plus applicable accrued or declared and unpaid dividends or interest, for Tender Offer Securities validly tendered and not validly withdrawn in the Tender Offers that we accept for purchase and to pay related transaction fees and expenses. Holders of Tender Offer Securities are not obligated to tender such securities to us pursuant to the Tender Offers. Accordingly, we cannot assure you that any of the Tender Offer Securities will be purchased in the Tender Offers. To the extent that the Tender Offer Securities are not purchased in the Tender Offers, we intend to use a portion of the proceeds from this offering for general corporate purposes. See “Use of Proceeds.”
This prospectus supplement and the accompanying prospectus are not an offer to purchase or the solicitation of an offer to sell the Tender Offer Securities.
The purchase of the Tender Offer Securities is conditioned upon, among other things, that we have received gross proceeds from a fixed-rate debt financing transaction, which would include this offering, of at least $500.0 million. This offering is not conditioned upon the consummation of the Tender Offers.

The Offering
The following summary contains basic information about the subordinated notes and is not intended to be complete. For a more complete understanding of the subordinated notes, please refer to the section of this prospectus supplement entitled “Description of the Subordinated Notes and Guarantee.” Defined terms used in this “Prospectus Supplement Summary — The Offering” section are as defined under “Description of the Subordinated Notes and Guarantee.”
Issuer
XLIT Ltd. (“XL-Cayman” or the “Issuer”).
Guarantor
XL Group Ltd, the direct parent of the Issuer (“XL Group” or the “Guarantor”).
Notes Offered
€                aggregate principal amount of fixed to floating rate subordinated notes due 2047 (the “subordinated notes”).
Maturity
           , 2047 (the “Scheduled Maturity Date”), provided, that the applicable Conditions to Redemption (as defined below) have been satisfied.
Interest
The subordinated notes will bear interest at the rate of        % per annum from (and including)            , 2017 to (but excluding)            , 2027 or earlier redemption of the subordinated notes as provided herein. Interest on the subordinated notes will be payable annually in arrears on            of each year, commencing on            , 2018, to the persons in whose names the subordinated notes were registered at the close of business on the preceding            , subject to any deferral (as described under “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest”).
Beginning on            , 2027, the subordinated notes will bear interest from such date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the Final Maturity Date or earlier redemption of the subordinated notes as provided in the subordinated indenture, as the case may be, at the Floating Interest Rate (as defined below), payable quarterly in arrears on each Floating Interest Payment Date (as defined below) to the persons in whose name the subordinated notes were registered at the close of business on the applicable Floating Interest Payment Record Date (as defined below), subject to any deferral (as described under “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest”).
Guarantee
The subordinated notes will be fully and unconditionally guaranteed on an unsecured and subordinated basis by the Guarantor, subject in all respects to the deferral provisions set forth under “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest” and “— Redemption; Conditions to Redemption” and the subordination provisions set forth under “— Bermuda Monetary Authority — Subordination Provisions.”
Ranking
The subordinated notes will be the Issuer’s and the Guarantor’s unsecured subordinated obligations and will be subject to the subordination provisions described in the accompanying prospectus under the caption “Description of Debt Securities and

Guarantees — Ranking of Debt Securities — Subordinated Debt Securities” and below under the caption “Description of Debt Securities and Guarantee — Bermuda Monetary Authority — Subordination Provisions.” The subordinated notes will rank in right of payment junior to all of the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon a winding-up of the Issuer. The guarantee will be the Guarantor’s unsecured subordinated obligations and will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantee upon a winding-up of the Guarantor. The subordinated notes and the guarantee will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of the Issuer’s subsidiaries.
As of March 31, 2017, XL Group had $45.5 billion of consolidated liabilities and XL-Cayman had $2.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantee of subsidiary indebtedness. In addition, as of March 31, 2017, XL-Cayman’s subsidiaries had $45.5 billion of liabilities.
Bermuda Monetary Authority
The following provisions have been included to reflect requirements set by the BMA relating to the issuance and terms of the subordinated notes and are subject in all respects to the provisions under “Description of the Subordinated Notes and Guarantee — Governing Law; Consent to Jurisdiction and Service of Process.”
By purchasing the subordinated notes, each holder is deemed to agree and acknowledge that the subordinated notes and the guarantee will be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under BMA regulatory requirements as in effect on the issue date so as to permit the subordinated notes to qualify as Tier 2 Capital of the Guarantor or the Insurance Group. These subordination provisions are given effect prior to (a) with respect to the subordinated notes, the application of the subordination provisions of Article XIV of the base indenture governing the subordinated notes and (b) with respect to the guarantee, the application of the subordination provisions described in “— Subordination” and Article XI of the base indenture. For the definitions of  “BMA,” “Insurance Group” and “Senior Creditors,” see “Description of the Subordinated Notes and Guarantee — Certain Definitions; Interpretation.”
“Tier 2 Capital” means “Tier 2 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
By purchasing the subordinated notes, each holder of such subordinated notes is deemed to agree and acknowledge that no security of any kind is, or will at any time be, provided by the

Issuer, the Guarantor or any of their respective affiliates to secure the rights of holders of the subordinated notes.
Optional Interest Deferral
So long as no event of default or mandatory deferral event (as defined below) has occurred and is continuing, the Issuer may defer interest payments on the subordinated notes, from time to time, for one or more periods (each, an “optional deferral period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest (as defined below) and will be subject to the provisions described below under “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest — Arrears of Interest.” The Issuer may pay at any time all or any portion of the interest accrued to that point during an optional deferral period and upon payment by the Issuer in full of all interest accrued during an optional deferral period, the optional deferral period shall be deemed to terminate.
During any optional deferral period, the Issuer and the Guarantor and their respective majority-owned subsidiaries will be restricted from making certain payments, as described in “— Deferral of Interest Payments; Arrears of Interest — Limitation on Restricted Payments.”
Mandatory Interest Deferral
If, as of any interest payment date, a Solvency Capital Event or an Insolvency Event (each as defined under “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments” and either, a “mandatory deferral event”) has occurred and is continuing or would occur if payment of interest accrued on the subordinated notes were made on such interest payment date, the Issuer shall be required to defer payment of all (and not less than all) of the interest accrued on the subordinated notes as of such interest payment date. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described under “— Deferral of Interest Payments; Arrears of Interest — Arrears of Interest.”
Arrears of Interest
Any interest in respect of the subordinated notes not paid on an interest payment date, together with any interest in respect of the subordinated notes not paid on an earlier interest payment date will, so long as they remain unpaid, constitute “Arrears of Interest” in respect of the subordinated notes. Arrears of Interest shall not themselves bear interest. Arrears of interest on the subordinated notes will remain payable for so long as they remain unpaid.
So long as no event of default or mandatory deferral event has occurred and is continuing, at the Issuer’s option, Arrears of Interest on the subordinated notes may be paid in whole or in part to the persons in whose names the subordinated notes are registered as of the close of business on the 15th calendar day immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five business days’ written notice.

If not previously paid, Arrears of Interest with respect to the subordinated notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of: (i) so long as no event of default or mandatory deferral event has occurred and is continuing, the next interest payment date for the subordinated notes that does not occur during an optional deferral period; (ii) the date fixed for redemption of the subordinated notes in accordance with the applicable redemption provisions; (iii) the date on which a winding-up occurs; or (iv) the Final Maturity Date for the subordinated notes; provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
See “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest — Arrears of Interest.”
Additional Amounts
All amounts payable in respect of the subordinated notes (including payments under the related guarantee) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges (including interest, penalties and any liabilities with respect thereto) of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (as defined under “Description of the Subordinated Notes and Guarantee — Certain Definitions; Interpretation”) unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. Subject to certain exceptions, if the Issuer (or the Guarantor, as applicable) is required to make any such withholding or deduction under applicable law, the Issuer (or the Guarantor, as applicable) will pay, or cause to be paid, such additional amounts on the subordinated notes as may be necessary in order that the net amounts receivable by a holder of the subordinated notes after such withholding or deduction (including any withholding or deduction from such additional amounts) shall equal the respective amounts that would have been receivable by such holder of the subordinated notes had no such withholding or deduction been required (the “Additional Amounts”). See “Description of the Subordinated Notes and Guarantee — Payment of Additional Amounts.”
Redemption
The subordinated notes are subject to final redemption, optional redemption and redemption upon the occurrence of the specified events described below.
Final Redemption:
Unless previously redeemed or purchased and canceled, the subordinated notes will become finally due and payable, and will be redeemed, on the Final Maturity Date for the subordinated notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the subordinated notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

“Final Maturity Date” with respect to the subordinated notes means:
(i) if, on the applicable Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the applicable Scheduled Maturity Date, or
(ii) otherwise, following the applicable Scheduled Maturity Date, the earlier of  (a) the date falling 10 business days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th business day) and (b) a winding-up of the Issuer or the Guarantor.
The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the Scheduled Maturity Date and the Final Maturity Date) or a planned purchase of the subordinated notes of a series, if: (i) the redemption or purchase of the subordinated notes would not result in, or accelerate the occurrence of, an Insolvency Event; (ii) the Solvency Capital Requirement is complied with after the repayment or purchase of the subordinated notes; and (iii) the BMA has given, and not withdrawn by such date, its prior consent to the redemption of the subordinated notes and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the subordinated notes; provided, that if under the Group Supervision Rules (as defined under “— Certain Definitions; Interpretation”), no such consent is required at the time in order for the subordinated notes to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Guarantor or the Insurance Group, this subclause (iii) shall not apply.
In the event that the subordinated notes are not redeemed as a result of a failure to satisfy the applicable Conditions to Redemption, interest on the subordinated notes will continue to accrue and be paid on each interest payment date (subject to the deferral provisions set forth above) until the first date on which final payment on the subordinated notes may be made (as described above), at which time the subordinated notes will become due and payable and will be finally redeemed at the principal amount of the subordinated notes, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions described herein.
Optional Redemption
Beginning on            , 2022 and ending on            , 2027, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payments were made on the subordinated notes, the subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, on not less than 30 nor more than 60 days’ notice, at the make-whole redemption price described in “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Optional Redemption.”
Beginning on            , 2027, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payments were made on the subordinated notes, the subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to accrued and unpaid interest on the principal amount of the subordinated notes being redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount of the subordinated notes to be redeemed.
At any time after            , 2017, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payments were made on the subordinated notes, the subordinated notes may be redeemed, in whole but not in part, at the Issuer’s option, if 80% or more in aggregate principal amount of the subordinated notes issued on the issue date (excluding any subordinated notes optionally redeemed under the first paragraph of this section prior to            , 2027) have been redeemed or purchased and cancelled at the time of such election, at a redemption price equal to accrued and unpaid interest on the principal amount of subordinated notes being redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount of the subordinated notes to be redeemed.
The subordinated notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, within 90 days following the occurrence of a Specified Event (as defined below); provided that, at the time of such redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such redemption will be deferred until such time as the Conditions to Redemption are satisfied. The subordinated notes will be redeemed at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the subordinated notes to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.
A “Specified Event” means, with respect to the subordinated notes, the occurrence of any of an Additional Amounts Event, a Tax Event, a Rating Methodology Event or a Regulatory Event (each as defined under “— Redemption; Conditions to Redemption — Specified Event Redemption”).
If a Specified Event occurs, the Issuer may, as an alternative to redemption of the subordinated notes, at any time, without the consent of any holder, vary any term or condition of the subordinated notes or substitute all (but not less than all) of the subordinated notes for other subordinated notes, so that the varied subordinated notes or the substituted subordinated notes, as the case may be, become Qualifying Equivalent Securities (as defined under “— Redemption; Conditions to Redemption — Variation and Substitution”), in accordance with the procedures set forth under “— Redemption; Conditions to Redemption — Variation and Substitution.”
Deferral of Distributions in the Event of a Regulatory Breach
For so long as the Guarantor or the Insurance Group is in breach of any applicable Solvency Capital Requirement (as defined under “Description of the Subordinated Notes and Guarantee — Certain Definitions; Interpretation”), there will be no distributions nor payments made pursuant to the subordinated notes, and such payments will be deferred until such time as the applicable breach is rectified. This provision is subject in all respects to the provisions below under “— Governing Law; Consent to Jurisdiction and Service of Process.”
Use of Proceeds
We estimate that aggregate net proceeds to us from the sale of the subordinated notes in this offering, after deducting the underwriting discounts and estimated offering expenses, will be approximately €                . The net proceeds of the subordinated notes are expected to pay a portion of the tender consideration, plus applicable accrued or declared and unpaid dividends or interest, for Tender Offer Securities in connection with the Tender Offers, and to pay transaction fees and expenses. See “Use of Proceeds.”
Covenants
The subordinated indenture governing the subordinated notes will restrict the ability of the Issuer and the Guarantor to consolidate, merge or transfer its assets substantially in the entirety to another person.
The subordinated indenture governing the subordinated notes will not contain any other restrictive covenants, other than as described in “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest — Limitation on Restricted Payments.”
Limited Rights of Acceleration
An “event of default” with respect to the subordinated notes will occur only upon a winding-up of the Issuer or the Guarantor. The right of acceleration only applies upon the occurrence of an event of default as described above. Any failure to pay interest on the subordinated notes when due as a result of a mandatory deferral event or any failure to pay principal of the subordinated notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an event of default under the subordinated indenture or the subordinated notes.
See “Description of the Subordinated Notes and Guarantee — Events of Default.”
Form and Minimum
Denomination
The subordinated notes will be issued in fully registered form, without coupons, with a minimum denomination of  €100,000 in principal amount and integral multiples of  €1,000 in excess thereof.
Trustee
Wells Fargo Bank, National Association.
Paying Agent
Elavon Financial Services DAC, UK Branch

Registrar and Transfer Agent
U.S. Bank National Association
Governing Law
Except for certain provisions described herein (see “Description of the Subordinated Notes and Guarantee — Deferral of Distributions in the Event of a Regulatory Breach” and “— Bermuda Monetary Authority”), which will be governed by, and construed in accordance with, the laws of Bermuda, the subordinated notes and the subordinated indenture will be governed by the laws of the State of New York.
Listing and Trading
We have applied to list the subordinated notes on the New York Stock Exchange under the symbol “XL/47.” We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the issue date.
Risk Factors
Investing in the subordinated notes involves risks. See “Risk Factors” in this prospectus supplement for a discussion of factors you should consider carefully before investing in the subordinated notes.

Summary Consolidated Historical Financial Information of XL Group
The table below shows our summary consolidated historical financial information at the dates and for the periods indicated. Our summary historical consolidated financial information as of and for the years ended December 31, 2016, 2015 and 2014 has been derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public auditing firm. Our summary consolidated financial information as of and for the three months ended March 31, 2017 and 2016 has been derived from our unaudited interim consolidated financial statements.
The following summary consolidated historical financial information should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated historical financial statements and accompanying notes, the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2017 (the “2017 Form 10-Q”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)	(unaudited)
	(U.S. dollars in thousands)
Income Statement Data:
Net premiums earned	$2,522,791	$2,354,610	$9,777,934	$8,226,425	$5,895,070
Net investment income	200,532	205,886	827,133	872,370	918,625
Net realized gains (losses) on investments – excluding Life Funds Withheld Assets	4,218	(8,416)	112,689	19,997	122,991
Net realized gains (losses) on investments – Life Funds Withheld Assets	33,068	32,070	149,991	209,915	(15,520)
Net unrealized gains (losses) on investments, Trading – Life Funds Withheld Assets	(1,406)	69,096	109,458	(27,734)	(9)
Net realized and unrealized gains (losses) on derivative instruments	(7,069)	(3,622)	2,521	53,123	29,886
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments – Life Funds Withheld Assets	(50,101)	(236,080)	(540,090)	(151,691)	(488,222)
Net income (loss) from investment fund affiliates	38,261	(4,579)	70,758	73,320	95,816
Fee income and other	13,661	8,262	35,692	33,201	43,630
Net losses and loss expenses incurred	1,583,456	1,382,485	6,072,835	4,766,200	3,258,393
Claims and policy benefits	7,291	4,937	28,244	115,997	242,963
Acquisition costs, operating expenses and foreign exchange gains and losses	900,571	884,829	3,674,455	3,306,891	2,041,865
Interest expense	50,711	52,303	209,763	205,215	134,106
Loss (Gain) on sale of subsidiary	—	—	(7,088)	—	666,423
Extinguishment of debt	—	—	—	5,592	—
Income (loss) before non-controlling interests, net income from operating affiliates and income tax expense	213,332	92,673	567,877	909,031	258,517
Income (loss) from operating affiliates	13,609	12,650	44,397	44,740	107,218
Gain on sale of operating affiliate	—	—	—	340,407	—
Preference share dividends(1)	57,970	57,464	121,868	98,721	76,743
Net income (loss) attributable to common shareholders	$152,843	$21,885	$440,968	$1,207,152	$188,340

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014
	(unaudited)	(unaudited)
	(U.S. dollars in thousands)
Balance Sheet Data:
Total investments – available for sale	$32,006,452	$33,843,284	$31,919,126	$33,753,898	$30,484,053
Cash and cash equivalents	3,352,651	2,820,897	3,426,988	3,256,236	2,521,814
Restricted cash	160,523	161,019	153,504	154,992	—
Investments in affiliates	2,172,611	1,953,711	2,177,645	1,708,899	1,637,620
Unpaid losses and loss expenses recoverable	5,685,623	5,374,604	5,491,297	5,262,706	3,429,368
Premiums receivable	6,746,116	6,041,000	5,522,976	4,712,493	2,473,736
Total assets	61,024,619	60,645,692	58,434,102	58,682,938	45,046,819
Unpaid losses and loss expenses	26,445,124	25,913,484	25,939,571	25,439,744	19,353,243
Future policy benefit reserves	3,520,069	4,020,602	3,506,047	4,163,500	4,707,199
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable)	954,327	998,391	998,968	914,629	1,155,016
Unearned premiums	8,581,973	8,217,539	7,293,028	7,043,358	3,973,132
Notes payable and debt	2,648,353	2,653,895	2,647,677	2,644,970	1,662,580
Shareholders’ equity	13,000,626	13,667,718	12,960,679	13,654,463	11,435,766
Book value per common share	41.61	40.83	40.98	39.61	39.31
Fully diluted tangible book value per common share(2)	32.83	32.62	32.21	31.52	36.79
Operating Ratios:
Loss and loss expense ratio(3)	62.8%	58.8%	62.2%	58.4%	57.0%
Underwriting expense ratio(4)	31.5%	33.7%	32.0%	33.6%	31.2%
Combined ratio(5)	94.3%	92.5%	94.2%	92.0%	88.2%
Ratio of earnings to fixed charges	5.0x	3.4x	3.5x	9.1x	3.2x
Ratio of earnings to combined fixed charges and preference dividends	2.4x	1.7x	2.3x	6.3x	2.1x

(1)
Preference share dividends represent dividends on the Series D Shares, the Series E Shares and the CICL Shares. Each of these series of preference ordinary shares represents non-controlling interests in our consolidated financial statements. For additional information see Item 8, Note 19, “Share Capital,” to the consolidated financial statements in the 2016 Form 10-K.

(2)
Represents a non-GAAP financial measure as discussed in Item 7, “Management’s Discussion and Analysis — Reconciliation of Non-GAAP Measures,” to the consolidated financial statements in the 2016 Form 10-K.

(3)
The loss and loss expense ratio related to the property and casualty operations is calculated by dividing the losses and loss expenses incurred by the net premiums earned for the Insurance and Reinsurance segments.

(4)
The underwriting expense ratio related to the property and casualty operations is the sum of acquisition expenses and operating expenses for the Insurance and Reinsurance segments divided by net premiums earned for the Insurance and Reinsurance segments. See Item 8, Note 3, “Segment Information,” to the consolidated financial statements in the 2016 Form 10-K, for further information.

(5)
The combined ratio related to the property and casualty operations is the sum of the loss and loss expense ratio and the underwriting expense ratio. A combined ratio under 100% represents an underwriting profit and over 100% represents an underwriting loss.

RISK FACTORS
You should carefully consider the information set forth or incorporated by reference in this prospectus supplement, including the risks relating to our business set forth in the 2016 Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should evaluate the following risks in connection with an investment in the subordinated notes.
Risks Relating to the Subordinated Notes
We may defer interest payments on the subordinated notes and are required to defer interest payments on the subordinated notes upon the occurrence of a mandatory deferral event.
We may elect to defer payments of interest on the subordinated notes from time to time and for one or more periods, so long as no event of default has occurred and is continuing, and we are required to defer interest payments on the subordinated notes if a Solvency Capital Event or an Insolvency Event has occurred. Non-payment of the amounts so deferred will not constitute a default under the subordinated notes for any purpose.
Any interest in respect of the subordinated notes so deferred will, so long as the same remains unpaid, constitute Arrears of Interest. Arrears of Interest will not themselves bear interest. Holders of the subordinated notes have no right to require payment of Arrears of Interest, and Arrears of Interest will become due and payable only upon the earliest of  (i) so long as no event of default or mandatory deferral event has occurred and is continuing, the next interest payment date for the subordinated notes that does not occur during an optional deferral period; (ii) the date fixed for redemption in accordance with the applicable redemption provisions; or (iii) the date on which a winding-up of the Issuer or the Guarantor occurs; or (iv) the Final Maturity Date for the subordinated notes; provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
To the extent a secondary market develops for the subordinated notes, the market price of the subordinated notes may be adversely affected if payments of interest on the subordinated notes have been deferred. If interest on the subordinated notes has been deferred or if investors perceive that there is a likelihood that interest on the subordinated notes will be deferred, the market for the subordinated notes may become less active or be discontinued during such a deferral period, and the market price of the subordinated notes may be more volatile than the market prices of other securities that are not subject to deferral. If you sell your subordinated notes during a period of interest deferral on the subordinated notes, you may not receive the same return on your investment as a holder of the subordinated notes that continues to hold its subordinated notes unless and until we pay the deferred interest at the end of the applicable deferral period.
We will be required to defer payment of the principal amount of the subordinated notes beyond the applicable Scheduled Maturity Date if the applicable Conditions to Redemption are not satisfied with respect to the subordinated notes on such date.
You may be required to bear the financial risks of an investment in the subordinated notes beyond the Scheduled Maturity Date for the subordinated notes. We will be required to defer payment of the principal amount of the subordinated notes beyond the Scheduled Maturity Date for the subordinated notes if the applicable Conditions to Redemption with respect to the subordinated notes are not met on such date. Any such deferral could last for an indefinite period of time. The Conditions to Redemption include the requirement that (i) the redemption or purchase of the subordinated notes would not result in, or accelerate the occurrence of, an Insolvency Event; (ii) the Solvency Capital Requirement is complied with after the repayment or purchase of the subordinated notes; and (iii) that the BMA (as defined in “Description of the Subordinated Notes and Guarantee — Certain Definitions; Interpretation”) has given and not withdrawn its prior consent to the redemption or purchase. If the payment of the principal amount of the subordinated notes is deferred on the applicable Scheduled Maturity Date because of the failure to satisfy the applicable Conditions to Redemption with respect to the subordinated notes, you will only receive the principal amount of your subordinated notes after we have determined that the applicable Conditions to

Redemption with respect to the subordinated notes have been met. Holders will have no remedies against us for nonpayment as a result of a failure to meet the Conditions to Redemption. See “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption,” “— Events of Default” and “— Certain Definitions; Interpretation.”
There are only limited rights of acceleration under the terms of the subordinated notes.
The Trustee may only accelerate payment of the principal and accrued and unpaid interest on the subordinated notes in limited circumstances. The subordinated notes may not be accelerated upon a default in the payment of principal of or interest on the subordinated notes, upon the non-performance of any covenant in relation to the subordinated notes or upon the occurrence of any other event in relation to the subordinated notes, other than a winding-up of the Issuer or the Guarantor. Upon a payment default, the sole remedy available to holders of the subordinated notes for recovery of amounts owing in respect of any principal or interest of the subordinated notes will be the institution of proceedings to enforce such payment. See “Description of the Subordinated Notes and Guarantee — Events of Default.”
We may redeem the subordinated notes in certain circumstances, including at par following the occurrence of an Additional Amounts Event, a Tax Event, a Regulatory Event or a Rating Methodology Event; at any time at least 80% of the principal amount of the subordinated notes initially issued are repurchased or otherwise redeemed; and at any time following            , 2027.
We may redeem the subordinated notes, in whole or in part, from            , 2022 to            , 2027 at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus a “make-whole” premium. We may also redeem the subordinated notes, in whole but not in part, at par (i) upon the occurrence of a Specified Event, (ii) if at least 80% of the principal amount of subordinated notes initially issued are repurchased or otherwise redeemed (other than through a make-whole redemption described above) and (iii) at any time after            , 2027. If the subordinated notes are redeemed, the redemption may be a taxable event to you. See “Tax Considerations — United States — Sales, Exchanges or Other Taxable Dispositions of Subordinated Notes.”
Events that would constitute a Specified Event could occur at any time and could result in the subordinated notes being redeemed earlier than would otherwise be the case. In the event we choose to redeem the subordinated notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the subordinated notes. See “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Optional Redemption” and “— Specified Event Redemption.”
The subordinated notes are subject to substitution, variation and amendment without the holders’ consent.
Subject to compliance with all requirements set forth in “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Variation and Substitution,” if a Specified Event occurs, the Issuer may, as an alternative to redemption of the subordinated notes, at any time and without the consent of any holders, elect either (i) to vary any term or condition of the subordinated notes or (ii) to substitute all (but not less than all) of the subordinated notes for other substituted notes, in each case so that the varied subordinated notes or the substituted subordinated notes, as the case may be, become Qualifying Equivalent Securities.
In addition, the Issuer, the Guarantor and the Trustee may amend or supplement certain provisions of the subordinated indenture without the consent of the holders, to the extent determined reasonably necessary to comply with, or satisfy, requirements imposed by the applicable regulatory authority, as determined by the senior management of the Issuer in good faith. See “Description of the Subordinated Notes and Guarantee — Modification and Waiver.”
Any such substitution, variation, amendment or supplement may have adverse consequences for holders, depending on a number of factors, including the nature and terms and conditions of the subordinated notes following such substitution, variation, amendment or supplement, and any tax laws to which a particular holder of the subordinated notes is subject.

The subordinated notes may not constitute our Tier 2 Capital.
We have applied for and expect to receive from the Bermuda Monetary Authority approval which will permit the subordinated notes to qualify as Tier 2 Capital under the Group Supervision Rules (subject to any applicable limitations on the amount of such capital). However, there is a risk that following any change to the Group Supervision Rules, the subordinated notes will cease to qualify as Tier 2 Capital of the Guarantor or the Insurance Group (whether on a solo, group or consolidated basis). Under such circumstances, we may be required to raise additional capital that would constitute Tier 2 Capital at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed. In addition, if the subordinated notes no longer qualify as Tier 2 Capital, we may at our option and without your consent redeem the subordinated notes in whole, but not in part, at a price equal to the principal amount of the subordinated notes, plus accrued and unpaid interest (including Arrears of Interest) on the subordinated notes and any Additional Amounts thereon. See “Description of the Subordinated Notes and Guarantee — Redemption; Conditions to Redemption — Specified Events Redemption” and “— Certain Definitions; Interpretation.”
Other than during an optional deferral period, we will not be prohibited from repurchasing or redeeming, or paying dividends on, or making other distributions in respect of, securities that are junior to the subordinated notes.
Except during an optional deferral period, we may, in our sole discretion, at any time and from time to time, repurchase or redeem, or pay a dividend on, or make other distributions in respect of, securities that are junior to the subordinated notes. Even if an optional deferral period occurs, the restrictions in the subordinated indenture on our ability to pay dividends will be subject to various exceptions which may still allow us to take such actions during such optional deferral period with respect to junior securities. As a result, holders of securities ranking junior to you may be repaid ahead of you, and we may not subsequently be able to make payments to you.
The subordinated notes will be subordinated in right of payment to all of the Issuer’s existing and future unsubordinated debt and the guarantee will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations. The subordinated indenture will not limit the amount of senior or pari passu indebtedness we may issue.
The subordinated notes will be unsecured and subordinated and will rank in right of payment junior to the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon the winding-up of the Issuer. The guarantee will be unsecured and subordinated and will rank in right of payment junior to the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantee upon a winding-up of the Guarantor. The subordinated notes and the guarantee will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries. As a result, neither the Issuer nor the Guarantor can make any payments on the subordinated notes or the guarantee, as applicable, if it is in default on any of its debt that is senior to the subordinated notes or the guarantee, as applicable. Therefore, in the event of a bankruptcy, liquidation or dissolution of the Issuer or the Guarantor, as applicable, the assets of the Issuer or the Guarantor, as applicable, must be used to pay off its senior debt in full before any payment may be made on the subordinated notes or the guarantee, as applicable. See “Description of the Subordinated Notes and Guarantee — Bermuda Monetary Authority.”
In addition, the subordinated indenture will contain provisions intended to satisfy requirements imposed by the BMA relating to the capital treatment of the subordinated notes, including that the subordinated notes will be subordinated to the claims of any creditors of the Issuer’s regulated subsidiaries to the minimum extent necessary under regulatory requirements in effect on the issue date of the subordinated notes. The subordinated indenture will also provide that such subordination provisions will be given effect prior to the other subordination provisions in the subordinated indenture. These provisions will be governed by Bermuda law and the interpretation by a court of such provisions in relation to the other subordination provisions in the subordinated indenture is uncertain. Such provisions could result in holders of subordinated notes receiving less payment upon a winding up of the Issuer or the Guarantor than holders of other debt of the Issuer or the Guarantor that otherwise rank pari passu with the subordinated notes or holders of securities that otherwise rank junior to the subordinated notes, and could also result in no payments being made on the subordinated notes or the guarantee, as applicable. The terms of the subordinated indenture do not limit our ability to incur additional debt, whether secured or unsecured, and including indebtedness that ranks senior to or pari passu with the subordinated notes and the guarantee upon our liquidation or in right of payment as to principal or interest.
As of March 31, 2017, XL Group had $24.7 million of unconsolidated liabilities and XL-Cayman had $2.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantees of subsidiary indebtedness. As of March 31, 2017, XL Group had $0.0 and XL-Cayman had $2.6 billion of senior indebtedness to which the subordinated notes will rank junior in right of payment. In addition, as of March 31, 2017, XL-Cayman’s subsidiaries had $45.5 billion of liabilities.
Each of the Issuer and the Guarantor is a holding company and substantially all of its operations are conducted by the Issuer’s subsidiaries. The Issuer’s and the Guarantor’s obligations under the subordinated notes and the guarantee are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.
The Issuer and the Guarantor conduct substantially all of their operations through the Issuer’s subsidiaries, and the Issuer’s subsidiaries generate substantially all of the Issuer’s and the Guarantor’s operating income and cash flow. Each of the Issuer’s and the Guarantor’s ability to pay its obligations under the subordinated notes and the guarantee, as applicable, depends on its ability to obtain cash dividends or other cash payments or obtain loans from its subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance funds to the Issuer. The Issuer’s subsidiaries may be restricted from paying dividends by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements, and their ability to do so may depend on their financial condition and regulatory requirements. For a description of certain regulatory restrictions on the payments of dividends by the Issuer’s subsidiaries, see Item 8, Note 24 to the consolidated financial statements in the 2016 Form 10-K.
In addition, except to the extent that the Issuer or the Guarantor has priority or equal claims against its subsidiaries as a creditor, its obligations under the subordinated notes or the guarantee, as applicable, will be structurally subordinated to the obligations of its subsidiaries. The Issuer’s and the Guarantor’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the subordinated notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, holders of preferred stock, if any, and policyholders.
The terms of the subordinated indenture and the subordinated notes do not prohibit us from taking actions that could adversely impact your investment in the subordinated notes.
The subordinated indenture and the subordinated notes do not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
except during on optional deferral period, restrict our ability to repurchase or prepay any of our other securities or other indebtedness;

•
except during an optional deferral period, restrict our ability to make investments or to repurchase, pay dividends or make other payments in respect of our ordinary shares or other securities ranking junior to the subordinated notes;

•
restrict the amount of indebtedness we may incur;

•
restrict our ability to enter into transactions with affiliates;

•
restrict our ability to sell assets;

•
restrict our ability to enter into highly leveraged transactions; or

•
require us to repurchase the subordinated notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the subordinated notes, you should be aware that the terms of the subordinated indenture and the subordinated notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the subordinated notes.
Enforcing your rights as a holder of the subordinated notes or under the guarantee across multiple jurisdictions may be difficult.
The subordinated notes will be issued by XL-Cayman, an exempted company incorporated under the laws of the Cayman Islands, and will be guaranteed by XL Group, an exempted company incorporated under the laws of Bermuda. Your rights under the subordinated notes and the guarantee will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. In general, although laws differ among jurisdictions, applicable bankruptcy or insolvency laws in these jurisdictions and limitations on the enforceability of judgments obtained in New York courts would limit the enforceability of judgments against the Issuer and the Guarantor on the subordinated notes and the guarantee. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which law should apply, which could adversely affect your ability to enforce your rights and to collect payment in full under the subordinated notes and the guarantee. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, there is doubt as to the enforceability in Bermuda or the Cayman Islands, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws. Certain remedies available under the United States federal securities laws may not be enforced by courts in Bermuda or the Cayman Islands if deemed to be contrary to public policy. See “Enforcement of Civil Liabilities Under United States Federal Securities Laws” in the accompanying prospectus for additional information on enforceability of judgments obtained in the United States against the Issuer or the Guarantor.
The value of the subordinated notes may be limited by applicable Cayman Islands and Bermuda laws affecting the rights of creditors.
The Issuer is incorporated under the laws of the Cayman Islands. Under Cayman Islands law, a liquidator, on behalf of a company, may apply to the courts to invalidate a transaction entered into by such company in favor of any creditor on the grounds that the transaction constituted a voidable preference if such transaction was made with a view to giving such creditor a preference over the other creditors of such company and such company was unable to pay its debts at the time of the transaction and commenced a formal liquidation within six (6) months of completion of the transaction. In addition, under Cayman Islands law, a disposition made at an undervalue by or on behalf of a company with intent to defraud its creditors is voidable after an action is successfully brought by an official liquidator within a period of up to six (6) years from the date of the relevant disposition. A disposition might be challenged if it involves a gift by a company or a company receives consideration of significantly less value than the benefit given by such company but the burden of establishing an intent to defraud creditors is upon the official liquidator. A Cayman Islands court generally will not intervene if a company enters into a transaction in good faith for the purposes of carrying on its business and there are reasonable grounds for believing the transaction would benefit the company. Under Cayman Islands law, a court (if it deems appropriate) may, upon application by the official liquidator of a company being wound up, order that, where individuals were knowingly parties to the carrying on of a business of such company with the intent to defraud creditors of such company, or creditors of any other person, or of any fraudulent purpose, such individuals be personally held liable without limitation for all or any debt or other liability of such company.
The Guarantor is incorporated under the laws of Bermuda. Under Bermuda insolvency law, a liquidator, on behalf of a company, may apply to the courts to avoid a transaction entered into by such company on the grounds that the transaction constituted a fraudulent preference if such company was insolvent at the time of, or immediately after, the transaction and entered into a formal insolvency proceeding within six (6) months of completion of the transaction. In addition, under Bermuda law, a disposition made at an undervalue by or on behalf of a company and with the dominant intention of putting property beyond the reach of creditors is voidable after an action is successfully brought by a liquidator within a period of up to six (6) years from the date of the relevant disposition. A disposition might be challenged if it involves a gift by a company or a company receives consideration of significantly less value than the benefit given by such company. A Bermuda court generally will not intervene, however, if a company enters into a disposition in good faith for the purposes of carrying on its business and there are reasonable grounds for believing the disposition would benefit the company. Under Bermuda law, a court (if it deems appropriate) may, upon application by the official receiver or a liquidator, creditor or contributory of a company being wound up, order that, where individuals were knowingly parties to the carrying on of a business of such company with the intent of defrauding creditors of such company, or any other person, or of any fraudulent purpose, such individuals be personally held liable without limitation for all or any debt or other liability of such company.
We may become subject to taxes in Bermuda after March 31, 2035, which may have a material adverse effect on our results of operations and your investment.
The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given the Guarantor and each of its Bermuda incorporated subsidiaries an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to any such entity or any of its operations, shares, debentures or other obligations until March 31, 2035, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by it in respect of real property owned or leased by it in Bermuda. See “Tax Considerations — Bermuda.” Given the limited duration of the Bermuda Minister of Finance’s assurance, we cannot assure you that we will not be subject to any Bermuda tax after March 31, 2035.
The impact of Bermuda’s letter of commitment to the OECD to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.
The Organization for Economic Cooperation and Development (“OECD”) has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In response to a number of measures taken and commitments by the government of Bermuda in June 2009, Bermuda was listed as a jurisdiction that was largely compliant with those measures. The Guarantor, being a company incorporated under the laws of Bermuda, is not able to predict what changes will arise from the commitment or whether such changes will subject the Guarantor or its Bermuda operations to additional taxes.
If interest payments on the subordinated notes are deferred, holders of the subordinated notes will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.
If we were to defer interest payments on the subordinated notes, depending on the circumstances at the time of such deferral, the subordinated notes would be treated as issued with original issue discount (“OID”) or as a contingent payment debt instrument at such time. In such case, a U.S. Holder (as defined in “Tax Considerations — United States”) of the subordinated notes would be required to include any OID in income as it accrues, regardless of such U.S. Holder’s regular method of accounting, using a constant or comparable yield method depending on such circumstances, before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the subordinated notes as taxable income.
Moreover, if you sell your subordinated notes before the record date for the payment of deferred interest of the subordinated note, you will not receive that interest (and, if the subordinated notes were treated as contingent payment debt instruments, gain on the sale of such notes will be ordinary). Instead, the deferred interest will be paid to such holder of record of the subordinated note on the record date, regardless of who such holder of record may have been on any other date. Any accrued OID will be added to your adjusted tax basis in your subordinated notes but may not be reflected in the amount you realize on the sale. To the extent the amount realized is less than your adjusted tax basis, you will recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital loss is subject to limitations. See “Tax Considerations — United States” in this prospectus supplement.
Investors may be exposed to risks associated with floating interest rate securities.
If the subordinated notes are not called by the Issuer on the Initial Par Redemption Date (as defined below), interest on the subordinated notes will accrue thereafter at a floating rate, as described in “Description of the Subordinated Notes and Guarantee — Maturity and Interest.” A holder of a security with a floating interest rate is exposed to the risk of fluctuating interest rate levels and uncertain interest income. Holders are not able to determine a definite yield of the subordinated notes at the time they purchase them, so their return on investment cannot be compared with that of investments in “simple” fixed rate instruments (i.e., instruments with a coupon that is fixed until maturity).
If an active trading market does not develop for the subordinated notes, you may be unable to sell your subordinated notes at all or at a price that you deem sufficient.
The subordinated notes are a new issue of securities for which there currently is no established trading market. Although we have applied to list the subordinated notes on the New York Stock Exchange, we cannot assure you that the subordinated notes will become or remain listed. Failure of the subordinated notes to be listed on, or the delisting of the subordinated notes from, the New York Stock Exchange may have a material adverse effect on a holder’s ability to sell the subordinated notes. Although certain of the underwriters have informed us that they currently intend to make a market in the subordinated notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the subordinated notes at any time without notice. No assurance can be given:
•
that a market for the subordinated notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any subordinated notes you may own or the prices at which you may be able to sell your subordinated notes.

If a trading market does develop for the subordinated notes, changes in our credit ratings or the debt markets could adversely affect the market price of the subordinated notes.
The market price for the subordinated notes depends on many factors, including, among other things:
•
our credit ratings with major credit rating agencies, including with respect to the subordinated notes;

•
the prevailing interest rates being paid by other companies similar to us;

•
our operating results, financial condition, financial performance and future prospects;

•
any deferral of interest payments on the subordinated notes (see “— We may defer interest payments on the subordinated notes and are required to defer interest payment on the subordinated notes upon the occurrence of a mandatory deferral event”); and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally.

The price of the subordinated notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the subordinated notes.

Our credit ratings may not reflect all risks of your investments in the subordinated notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the subordinated notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the subordinated notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
Credit ratings of the subordinated notes may change and affect the market price and marketability of the subordinated notes.
Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change our credit ratings based on their overall view of our industry. There can be no assurance that our credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market price or marketability of the subordinated notes and increase our borrowing costs.
Holders of the subordinated notes will receive payments in euros.
All payments of interest on and the principal of the subordinated notes and any redemption price for the subordinated notes will be made in euros. We, the underwriters, the trustee and the paying agent with respect to the subordinated notes will not be obligated to convert, or to assist any registered owner or beneficial owner of subordinated notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the subordinated notes into U.S. dollars or any other currency.
Holders of the subordinated notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the subordinated notes will be required to pay for the subordinated notes in euros. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the subordinated notes resides or the currency in which an investor conducts its business or activities (the “home currency”), entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:
•
significant changes in rates of exchange between the euro and the home currency; and

•
the imposition or modification of foreign exchange controls with respect to the euro or the home currency.

We have no control over a number of factors affecting the subordinated notes offered hereby, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the euro, have been highly volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the subordinated notes. Depreciation of the euro against the home currency could result in a decrease in the effective yield of the subordinated notes below the coupon rate, and in certain circumstances, could result in a loss to you on a home currency basis.
In addition, the European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the subordinated notes.

This description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the subordinated notes.
On June 9, 2017, the euro/U.S. dollar exchange rate was €1 /U.S.$ 1.1190, as published by the Board of Governors of the Federal Reserve System.
Judgments in euro could result in a substantial loss to you.
The subordinated notes (other than certain provisions governed by Bermuda law) will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment under New York law will be rendered in euro and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no provision for any further payments if exchange rates continue to change after the judgment is rendered.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the subordinated notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, annual report to common shareholders, proxy statement, Form 10-K, Form 10-Q, Form 8-K or any other written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could,” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:
•
the continuation of downward trends in rates for property and casualty insurance and reinsurance;

•
changes in the size of our claims relating to unpredictable natural or man-made catastrophe losses, such as hurricanes, typhoons, floods, nuclear accidents or terrorism, due to the preliminary nature of some reports and estimates of loss and damage to date;

•
changes in the number of insureds and ceding companies impacted or the ultimate number and value of individual claims related to natural catastrophe events due to the preliminary nature of reports and estimates of loss and damage to date;

•
changes in the amount or type of business that we write, whether due to our actions, changes in market conditions or other factors, and the amount of premium attributable to those businesses;

•
the availability, cost or quality of ceded reinsurance, and the timely and full recoverability of such reinsurance, or other amounts due to us, or changes to our projections relating to such recoverables;

•
actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than we anticipated;

•
increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third-party capital into reinsurance markets, which could harm our ability to maintain or increase our business volumes or profitability;

•
greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•
the impact of changes in the global financial markets, such as the effects of inflation on our business including on pricing and reserving, changes in interest rates, credit spreads and foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of our investments, future financing activities and access to such markets, our ability to pay claims or our general financial condition;

•
our ability to successfully implement our business strategy;

•
our ability to successfully attract and raise additional third party capital for existing or new investment vehicles or refinance our existing securities, including through Tender Offers;

•
changes in credit ratings or rating agency policies or practices, which could trigger cancellation provisions in our assumed reinsurance agreements or impact the availability of our credit facilities;

•
the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments, that could result in changes to investment valuations;

•
changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available-for-sale fixed maturity securities before their anticipated recovery;

•
unanticipated constraints on our liquidity, including the availability of borrowings and letters of credit under our credit facilities, that may inhibit our ability to support our operations, including our ability to underwrite policies and pay claims;

•
the ability of our subsidiaries to pay dividends to XL Group, XL-Cayman and Catlin Insurance Company Ltd;

•
changes in regulators or regulations applicable to our brokers or customers or to us, such as changes in regulatory capital balances that our operating subsidiaries must maintain;

•
the effects of business disruption, economic contraction or economic sanctions due to unpredictable global political and social conditions such as war, terrorism or other hostilities, cyber-attacks, or pandemics;

•
the actual amount of new and renewal business and acceptance of our products and services, including new products and services and the materialization of risks related to such products and services;

•
changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•
bankruptcies or other financial concerns of companies insofar as they affect P&C insurance and reinsurance coverages or claims that we may have as a counterparty;

•
the loss of key personnel;

•
the effects of mergers, acquisitions and divestitures, including our ability to modify our internal control over financial reporting, changes to our risk appetite and our ability to realize the strategic value or financial benefits expected, in each case, as a result of such transactions;

•
changes in general economic conditions, including the political, monetary, economic and operational impacts of the “Brexit” referendum held on June 23, 2016 in which the U.K. electorate voted to withdraw from the European Union, new or continued sovereign debt concerns in Euro-Zone countries or emerging markets such as Brazil or China, or governmental actions for the purpose of stabilizing financial markets;

•
changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•
judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms;

•
the effects of climate change (such as changes to weather patterns, sea levels or temperatures) on our business, which our modeling or risk management practices may not adequately address due to the uncertain nature of climate change; and

•
the other factors set forth in “Risk Factors” contained elsewhere in this prospectus supplement, Item 1A of the 2016 Form 10-K and our other documents on file with the SEC.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference herein or elsewhere. We undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

USE OF PROCEEDS
We estimate that aggregate net proceeds to us from the sale of the subordinated notes in this offering, after deducting the underwriting discounts and estimated offering expenses, will be approximately €            . The net proceeds of the subordinated notes are expected to pay a portion of the tender consideration, plus applicable accrued or declared and unpaid dividends or interest, for Tender Offer Securities in connection with the Tender Offers, and to pay transaction fees and expenses. See “Prospectus Supplement Summary — Recent Developments.”
Holders of Tender Offer Securities are not obligated to tender such securities to us pursuant to the Tender Offers. Accordingly, we cannot assure you that any of the Tender Offer Securities will be purchased in the Tender Offers. To the extent that the Tender Offer Securities are not purchased in the Tender Offers, we intend to use a portion of the proceeds from this offering for general corporate purposes.
Certain of the underwriters or their respective affiliates may be holders of the Tender Offer Securities and may participate in the Tender Offers. As a result, such underwriters or their respective affiliates would receive a portion of the proceeds of this offering to the extent such Tender Offer Securities are purchased by the offeror in the Tender Offers.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
The following table shows the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends of XL Group and its subsidiaries for each of the periods indicated:
	Three Months Ended March 31,	Year Ended December 31,
	2017	2016(1)	2015(1)	2014(1)	2013(1)	2012(1)
(unaudited)
Ratio of earnings to fixed charges	5.0x	3.5x	9.1x	3.2x	7.6x	5.0x
Ratio of earnings to combined fixed charges and preference dividends	2.4x	2.3x	6.3x	2.1x	5.2x	3.5x

(1)
We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

CAPITALIZATION
The following table sets forth the consolidated capitalization of XL Group and its subsidiaries as of March 31, 2017 on (1) an actual basis, and (2) as adjusted to give effect to the issuance of the subordinated notes in this offering and the Tender Offers and the use of proceeds thereof to fund a portion of the tender consideration in the Tender Offers.
You should read the following information in conjunction with “Use of Proceeds” contained elsewhere in this prospectus supplement and our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2016 Form 10-K and the 2017 Form 10-Q, which are incorporated by reference in this prospectus supplement.
	March 31, 2017
	Actual	As Adjusted(4)
	(unaudited)	(unaudited)
	(U.S. dollars in thousands)
Notes payable and debt(1)(2)
2.30% Senior Notes due 2018	$298,854		$298,854
5.75% Senior Notes due 2021	398,061		398,061
6.375% Senior Notes due 2024	349,166		349,166
4.45% Subordinated Notes due 2025	493,531		493,531
6.25% Senior Notes due 2027	323,414		323,414
5.25% Senior Notes due 2043	296,460		296,460
5.50% Subordinated Notes due 2045	488,867		488,867
Subordinated Notes offered hereby(3)	—
Total notes payable and debt	$2,648,353	$
Shareholders’ Equity:
Common shares	$2,637		$2,637
Additional paid in capital	7,934,161		7,934,161
Accumulated other comprehensive income	844,974		844,974
Retained earnings	2,193,112		2,193,112
Shareholders’ equity attributable to XL Group Ltd	$10,974,884		$10,974,884
Non-controlling interest in equity of consolidated subsidiaries	2,025,742		1,436,242
Total shareholders’ equity	$13,000,626		$12,411,126
Total capitalization	$15,648,979	$

(1)
Notes payable and debt amounts are net of accreted expenses relating to the applicable offering.

(2)
Excludes certain credit facilities under which XL Group is permitted to utilize up to $1.0 billion for revolving loans to support general operating and financing needs. As of March 31, 2017, $287.7 million was utilized under these facilities to issue letters of credit, leaving $712.3 million of available capacity.

(3)
Presented as converted into U.S. dollars using the noon buying rate in effect on            , 2017.

(4)
Assumes the Tender Offers are fully subscribed and $345.0 million aggregate liquidation preference of Series D Shares and $244.5 million aggregate liquidation preference of Series E Shares are repurchased in the Tender Offers.

DESCRIPTION OF THE SUBORDINATED NOTES AND GUARANTEE
XLIT Ltd. (“XL-Cayman” or the “Issuer”) will issue the subordinated notes (as defined below) under the base subordinated debt securities indenture (the “base indenture”), dated as of March 30, 2015, among the Issuer, XL Group plc, an Irish public limited company, as guarantor (the “Original Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by (i) the second supplemental indenture, dated as of July 25, 2016 (the “second supplemental indenture”), among the Issuer, the Original Guarantor and the Trustee, (ii) the third supplemental indenture, dated as of August 3, 2016 (the “third supplemental indenture”), among the Issuer, the Original Guarantor, XL Group, as guarantor (the “Guarantor”), pursuant to which the Original Guarantor was released and discharged from its obligations (including the guarantee provided by the Original Guarantor) under the base indenture, as amended, supplemented or otherwise modified as of the date thereof, and the Securities (as defined therein), and (iii) the fourth supplemental indenture, to be entered into by and among the Issuer, the Guarantor and the Trustee (the “fourth supplemental indenture” and, together with the base indenture, the second supplemental indenture and the third supplemental indenture, the “Subordinated Indenture”) to be entered into on the issue date of the subordinated notes. The Subordinated Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description is not complete and is qualified in all respects by reference to the Subordinated Indenture, copies of which may be obtained from the Issuer as described under “Where You Can Find More Information” in the accompanying prospectus. You should read the Subordinated Indenture carefully to fully understand the terms of the subordinated notes.
The subordinated notes are a series of  “debt securities” as described in the accompanying prospectus. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities and guarantee set forth in the accompanying prospectus under the caption “Description of Debt Securities and Guarantee.” The description that follows, however, supersedes the information set forth in the accompanying prospectus to the extent inconsistent with that information.
Maturity and Interest
The fixed to floating rate subordinated notes due 2047 (the “subordinated notes”) are scheduled to mature on            , 2047 (the “Scheduled Maturity Date”). Unless previously redeemed in full prior to such time as set forth under “— Redemption; Conditions to Redemption — Optional Redemption” and “— Specified Event Redemption,” the subordinated notes will become due and payable on the applicable Scheduled Maturity Date, and the Issuer will repay the subordinated notes at their principal amount, together with accrued and unpaid interest (including Arrears of Interest) on the subordinated notes to, but excluding, such Scheduled Maturity Date, and any Additional Amounts thereon; provided, that, on such date, the applicable Conditions to Redemption (as described under “— Redemption; Conditions to Redemption”) are satisfied. If the applicable Conditions to Redemption are not satisfied on the applicable Scheduled Maturity Date, the subordinated notes will not become due and payable on such date, interest will continue to accrue, and the subordinated notes will become due and payable, and will be finally redeemed, on the applicable Final Maturity Date as described under “— Redemption; Conditions to Redemption.”
The subordinated notes will initially bear interest at the rate of        % per annum from (and including)            , 2017 to            , 2027 (the “Initial Par Redemption Date”) or earlier redemption of the subordinated notes as provided herein. Interest on the subordinated notes will be payable annually in arrears on            of each year (each a “Fixed Interest Payment Date”), commencing on            , 2018, to the persons in whose names the subordinated notes were registered at the close of business on the preceding            (the “Fixed Interest Payment Record Date”), subject to any deferral (as described under “— Deferral of Interest Payments; Arrears of Interest”).
Beginning on the Initial Par Redemption Date, the subordinated notes will bear interest from the Initial Par Redemption Date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the Final Maturity Date (as defined below under “— Redemption; Conditions to Redemption”) or earlier redemption of the subordinated notes as provided in the Subordinated Indenture, as the case may be, at the Floating Interest Rate, payable quarterly in arrears on each Floating Interest Payment Date to the persons in whose name the subordinated notes were registered at the close of business on the applicable Floating Interest Payment Record Date, subject to deferral (as described under “— Deferral of Interest Payments; Arrears of Interest”). On the Final Maturity Date or earlier date of redemption, the Issuer will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. If the Final Maturity Date falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Final Maturity Date.
“Floating Interest Payment Date” means            ,            ,            and            of each year from the Initial Par Redemption Date to (and including) the Final Maturity Date, provided that if any Floating Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next Business Day unless the next succeeding Business Day is in the next succeeding calendar month, in which case such Floating Interest Payment Date shall be the immediately preceding Business Day.
“Floating Interest Payment Record Date” means with respect to any Floating Interest Payment Date, the date that is 15 days prior to such Floating Interest Payment Date.
“Floating Interest Rate” means the sum of  (i) the Applicable EURIBOR Rate for the relevant Floating Rate Interest Period, plus (ii) a margin of           basis points.
“Interest Determination Date” means, with respect to any Floating Rate Interest Period, the second Business Day prior to the relevant Interest Period.
“Interest Payment Date” means each Fixed Interest Payment Date and Floating Interest Payment Date.
At maturity, the Issuer will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. Prior the Initial Par Redemption Date, interest on the subordinated notes will be calculated on the basis of a day-count fraction equal to the actual number of days in the Interest Period divided by the actual number of days from and including the last date on which interest was paid on the subordinated notes (or            , 2017 if no interest has been paid on the subordinated notes), to but excluding the next scheduled Interest Payment Date, as the case may be.. From the Initial Par Redemption Date, interest on the subordinated notes will be calculable on the basis of a day-count fraction equal to the actual number of days elapsed in the relevant Interest Period divided by 360. Principal and interest will be payable, and the subordinated notes will be transferable or exchangeable, at the office or offices or agency maintained by the Issuer for this purpose. All payment obligations under the subordinated notes will be payable in euros.
General Terms of the Subordinated Notes
The subordinated notes initially will be limited to €                aggregate principal amount. The subordinated notes will be issued in fully registered form, without coupons, in minimum denominations of €100,000 and integral multiples of  €1,000 in excess thereof. No service charge will be made for any transfer or exchange of the subordinated notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
The Issuer may issue from time to time, without giving notice to or seeking the consent of the holders of the subordinated notes, additional notes having the same ranking and the same interest rate, maturity and other terms as the subordinated notes offered hereby, except for the initial public offering price and the issue date. Any additional notes having such similar terms, together with the subordinated notes being offered hereby, will constitute a single series of debt securities for all purposes under the Subordinated Indenture, provided that if such additional notes are not fungible with the original subordinated notes for U.S. federal income tax purposes, such additional notes will have a separate ISIN number or other identifier.
If a holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such holder’s subordinated notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the subordinated notes will be made at the office or agency of the Paying Agent for the subordinated notes, currently located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR. Subordinated notes may be surrendered for registration of transfer or exchange at the office of the registrar. In addition, all notices or demands to or upon the Issuer in respect of the subordinated notes and the Subordinated Indenture may be served on the Issuer at the office of the registrar.
There are no provisions in either the Subordinated Indenture or the subordinated notes that protect the holders in the event that the Issuer or the Guarantor incurs substantial additional indebtedness.
The subordinated notes will not be entitled to the benefit of any mandatory redemption or sinking fund.
The Issuer’s and the Guarantor’s ability to pay principal and interest on the subordinated notes is subject to the applicable Conditions to Redemption and mandatory deferral of interest provisions, as described herein under “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments,” and depends on the Issuer’s and the Guarantor’s ability to, among other things, obtain cash dividends or obtain loans from the Issuer’s subsidiaries. See “Risk Factors — We may defer interest payments on the subordinated notes and are required to defer interest payments on the subordinated notes upon the occurrence of a Mandatory Deferral Event,” “— We will be required to defer payment of the principal amount of the subordinated notes beyond the applicable Scheduled Maturity Date if the applicable Conditions to Redemption are not satisfied with respect to the subordinated notes on such date,” and “— Each of the Issuer and the Guarantor is a holding company and substantially all of its operations are conducted by the Issuer’s subsidiaries. The Issuer’s and the Guarantor’s obligations under the subordinated notes and the guarantee are structurally subordinated to all claims of creditors (including policyholders and trade creditors) of our subsidiaries.”
Additionally, the Issuer and the Guarantor may choose to defer the payment of interest on the subordinated notes, subject to the applicable Conditions to Redemption and optional deferral of interest provisions, as described herein under “— Deferral of Interest Payments; Arrears of Interest — Optional Deferral of Interest Payments.” See “Risk Factors — We may defer interest payments on the subordinated notes and are required to defer interest payments on the subordinated notes upon the occurrence of a Mandatory Deferral Event.”
Under certain circumstances, the Issuer may at any time and without consent of holders, vary any term or condition of the subordinated notes or substitute all (but not less than all) of the subordinated notes for other subordinated notes, so that the varied subordinated notes or the substituted subordinated notes, as the case may be, become Qualifying Equivalent Securities, in accordance with the procedures set forth under “— Redemption; Conditions to Redemption — Variation and Substitution.” See “Risk Factors — The subordinated notes are subject to substitution, variation and amendment without the holders’ consent.”
Holders may transfer or exchange the subordinated notes in accordance with the provisions of the Subordinated Indenture. The subordinated notes will be issued in the form of one or more fully registered global notes and deposited with Elavon Financial Services DAC, as common depositary for Clearstream and Euroclear (the “Common Depositary”). The global notes will be registered in the name of the Common Depositary or a nominee thereof. While the subordinated notes will be represented by global notes, ownership of beneficial interests in any global security with respect to which Clearstream or Euroclear is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by such depositary or its respective nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). See “Book-Entry; Delivery and Form” in this prospectus supplement. Except as described under “Book-Entry; Delivery and Form,” the subordinated notes will not be issuable in certificated form. Upon the issuance of certificated notes, holders will be able to transfer certificated notes at the specified office of the registrar or any paying or transfer agent upon the surrender of such certificated notes, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of the Subordinated Indenture. In the case of a transfer of only a part of a certificated note, a new certificated note will be issued to the transferee at such specified office in respect of the part transferred and a further new certificated note in respect of the balance of the holding not transferred will be issued to the transferor.

The Guarantee
Payment of principal, premium, if any, and interest on the subordinated notes will be fully and unconditionally guaranteed on an unsecured and subordinated basis by XL Group, subject in all respects to the deferral provisions set forth under “— Deferral of Interest Payments; Arrears of Interest” and “— Redemption; Conditions to Redemption” and the subordination provisions set forth under “— Bermuda Monetary Authority — Subordination Provisions.” The Guarantor’s obligations under the guarantee in respect of the subordinated notes are irrespective of:
•
any lack of validity or enforceability of any agreement or instrument relating to the subordinated notes;

•
any change in the time, manner or place of payment under, or in any other term in respect of, all or any subordinated notes, or any other amendment or waiver of or consent to any departure from any other agreement relating to the subordinated notes;

•
any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer with respect to the subordinated notes;

•
the absence of any action on the part of the Paying Agent to obtain payment under the subordinated notes or the Subordinated Indenture from the Issuer;

•
any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of the Issuer, including, without limitation, rejection of the subordinated notes in such bankruptcy; or

•
the absence of notice or any delay in any action to enforce any provision of the subordinated notes or the Subordinated Indenture or to exercise any right or remedy against the Guarantor or the Issuer, whether under the Subordinated Indenture, the subordinated notes or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, the Guarantor will not waive any defense that would be available to the Issuer based on a breach, default or misrepresentation by the Trustee, or failure of any condition to the Issuer’s obligations under the Subordinated Indenture or the illegality of any provision of the Subordinated Indenture.
The guarantee in respect of the subordinated notes by the Guarantor will remain in full force and effect and will be binding on the Guarantor until the entire principal amount, all interest and any premium on the subordinated notes have been paid in full or otherwise discharged in accordance with the terms of the Subordinated Indenture. The Trustee has the right to proceed first and directly against the Guarantor without first proceeding against the Issuer or exhausting any other remedies it may have if the Issuer fails to perform its obligations under the Subordinated Indenture, subject in all respects to the subordination provisions set forth under “— Bermuda Monetary Authority — Subordination Provisions.”
Subordination
The subordinated notes and the guarantee will be the Issuer’s and the Guarantor’s unsecured subordinated obligations and will be subject to the subordination provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Ranking of Debt Securities — Subordinated Debt Securities” and below under the caption “— Bermuda Monetary Authority — Subordination Provisions.”
The subordinated notes will rank in right of payment junior to all of the Issuer’s existing and future unsubordinated debt, and pari passu with all of the Issuer’s future debt that by its terms ranks equally in right of payment with the subordinated notes upon a Winding-Up of the Issuer. The guarantee will rank in right of payment junior to all of the Guarantor’s existing and future unsubordinated obligations, and pari passu with all of the Guarantor’s future obligations that by their terms rank equally in right of payment with the guarantee upon a Winding-Up of the Guarantor. The subordinated notes and the guarantee will be structurally subordinated to all claims of creditors (including policyholders and trade creditors) of the Issuer’s subsidiaries.

As of March 31, 2017, XL Group had $45.5 billion of consolidated liabilities and XL-Cayman had $2.7 billion of unconsolidated liabilities, in each case excluding intercompany indebtedness and guarantee of subsidiary indebtedness. In addition, as of March 31, 2017, XL-Cayman’s subsidiaries had $45.5 billion of liabilities.
Bermuda Monetary Authority
The following provisions have been included to reflect requirements set by the Bermuda Monetary Authority relating to the issuance and terms of the subordinated notes and are subject in all respects to the provisions below under “— Governing Law; Consent to Jurisdiction and Service of Process.”
Subordination Provisions
By purchasing the subordinated notes, each holder is deemed to agree and acknowledge that the subordinated notes and the guarantee will be subordinated to the claims of all Senior Creditors on the terms and to the minimum extent necessary under BMA regulatory requirements as in effect on the issue date so as to permit the subordinated notes to qualify as Tier 2 Capital of the Guarantor or the Insurance Group. These subordination provisions are given effect prior to (a) with respect to the subordinated notes, the application of the subordination provisions of Article XIV of the base indenture and (b) with respect to the guarantee, the application of the subordination provisions described in “— Subordination” and Article XI of the base indenture.
“Insurance Group” means all subsidiaries of the Issuer that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
“Senior Creditors” means any creditors of the Issuer who are unsubordinated creditors of the Issuer and preferred claimants of the Insurance Group (including all Policyholder Claims).
“Policyholder Claims” means claims of policyholders in a winding-up, liquidation or administration of the Insurance Group to the extent that those claims relate to any amounts to which the Insurance Group is, or may become, liable to a policyholder pursuant to a contract of insurance, including all amounts to which policyholders are entitled under applicable legislation or rules relating to the winding-up or administration of insurance companies to reflect any right to receive, or expectation of receiving, benefits which such policyholders may have.
No Encumbrances
By purchasing the subordinated notes, each holder of such subordinated notes is deemed to agree and acknowledge that no security of any kind is, or will at any time be, provided by the Issuer, the Guarantor or any of their respective affiliates to secure the rights of holders of the subordinated notes.
Deferral of Interest Payments; Arrears of Interest
Optional Deferral of Interest Payments
So long as no event of default or Mandatory Deferral Event has occurred and is continuing, the Issuer may defer interest payments on the subordinated notes, from time to time, for one or more periods (each, an “Optional Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under “— Arrears of Interest.” Prior to an Optional Deferral Period, the Issuer will be required to provide to the Trustee an officer’s certificate identifying the beginning of the Optional Deferral Period and shall notify the holders of the subordinated notes at least five Business Days before the first Interest Payment Date during the Optional Deferral Period. The Issuer may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period and upon payment by the Issuer in full of all interest accrued during an Optional Deferral Period, the Optional Deferral Period shall be deemed to terminate.
Limitation on Restricted Payments
During any Optional Deferral Period, the Guarantor and the Issuer shall not, and shall cause their respective majority-owned subsidiaries not to (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Guarantor’s outstanding equity securities or (B) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Guarantor’s or the Issuer’s indebtedness that ranks equal or junior in right of payment with the subordinated notes, provided that the restrictions set forth in (A) and (B) above shall not apply to:
(a)
any dividend or other distribution on the equity securities of the Guarantor in other equity securities of the Guarantor or warrants, options or rights to acquire equity securities of the Guarantor and any cash payments in lieu of fractional securities issued in connection therewith;

(b)
any exchange, redemption or conversion of any class or series of equity securities of the Guarantor for or to any class or series of equity securities of the Guarantor;

(c)
any exchange, redemption, repayment, repurchase or conversion of any of the Issuer’s or the Guarantor’s indebtedness that ranks equal or junior in right of payment with the subordinated notes for (a) any class or series of equity securities of the Guarantor, the Issuer or any of their respective subsidiaries, (b) warrants, options or rights to acquire equity securities of the Guarantor, the Issuer or any of their respective subsidiaries, or (iii) evidences of indebtedness or other obligations of the Issuer or the Guarantor that have the same ranking as the indebtedness being exchanged, redeemed, repaid or repurchased;

(d)
any purchase of, or payment in cash in lieu of, fractional interests in equity securities of the Guarantor (a) issued by the Guarantor in connection with a bona fide acquisition of a business or (b) issued by the Guarantor pursuant to the conversion or exchange provisions of equity securities of the Guarantor or securities of the Issuer convertible into or exchangeable for equity securities of the Guarantor; and

(e)
repurchases, redemptions or other acquisitions of equity securities of the Guarantor pursuant to any employment contract, benefit plan or other similar arrangement with or for the benefit of the current or former employees, officers, directors or consultants of the Guarantor, the Issuer or their respective subsidiaries or affiliates.

Mandatory Deferral of Interest Payments
If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on the subordinated notes were made on such Interest Payment Date, the Issuer shall be required to defer payment of all (and not less than all) of the interest accrued on the subordinated notes as of such Interest Payment Date (a “Mandatory Deferral Period”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under “— Arrears of Interest.” Prior to a Mandatory Deferral Period, the Issuer shall provide to the Trustee an officer’s certificate identifying the beginning of the Mandatory Deferral Period and shall notify the holders of the subordinated notes at least five Business Days before the first Interest Payment Date during the Mandatory Deferral Period, unless the Mandatory Deferral Event occurs within such five Business Day period, in which case the Issuer shall so notify the Holders promptly following the occurrence of such Mandatory Deferral Event.
Notwithstanding any other provision in the subordinated notes or the Subordinated Indenture, the deferral of any payment of interest on the subordinated notes on any Interest Payment Date in accordance with this section will not constitute an event of default under the Subordinated Indenture or the subordinated notes and will not give holders of the subordinated notes or the Trustee any right to accelerate repayment of the subordinated notes.
A “Mandatory Deferral Event” with respect to the subordinated notes constitutes the occurrence of either a Solvency Capital Event or an Insolvency Event.
A “Solvency Capital Event” means the occurrence of the Guarantor or the Insurance Group, as applicable, not meeting the applicable Solvency Capital Requirement.

An “Insolvency Event” will have occurred if, as of the relevant date, the Issuer or the Guarantor, as applicable, is not, or after making an applicable payment on either the subordinated notes or the guarantee would not be, solvent. An officer’s certificate relating to the subordinated notes as to the solvency of the Issuer or the Guarantor, as applicable, shall, in the absence of manifest error, be treated and accepted by the Guarantor, the Trustee, the holders of the subordinated notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such officer’s certificate with respect to the subordinated notes without any liability to any person.
Arrears of Interest
Any interest in respect of the subordinated notes not paid on an Interest Payment Date, together with any interest in respect of the subordinated notes not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of the subordinated notes. Arrears of Interest shall not themselves bear interest. Arrears of Interest on the subordinated notes will remain payable for so long as it remains unpaid.
So long as no event of default or Mandatory Deferral Event has occurred and is continuing, at the Issuer’s option, Arrears of Interest on the subordinated notes may be paid in whole or in part to the persons in whose names the subordinated notes are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five Business Days’ written notice to the Trustee, the paying agent and the holders of the subordinated notes to such effect (which written notice shall specify the amount of such Arrears of Interest).
If not previously paid, Arrears of Interest with respect to the subordinated notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:
(a)
so long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, the next Interest Payment Date for the subordinated notes that does not occur during an Optional Deferral Period; or

(b)
the date of redemption of the subordinated notes in accordance with the applicable redemption provisions;

(c)
the date on which a Winding-Up occurs; or

(d)
the Final Maturity Date for the subordinated notes;

provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
Redemption; Conditions to Redemption
Final Redemption
Unless previously redeemed or purchased and canceled, the subordinated notes will become finally due and payable, and will be redeemed, on the Final Maturity Date for the subordinated notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the subordinated notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.
“Final Maturity Date” with respect to the subordinated notes means:
(a)
if, on the applicable Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions to Redemption apply, the applicable Scheduled Maturity Date; or

(b)
otherwise, following the applicable Scheduled Maturity Date, on the earlier of  (a) the date falling 10 Business Days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th Business Day) and (b) a Winding-Up.

The Issuer shall notify the Trustee and the holders of the subordinated notes in writing not less than 10 Business Days prior to the applicable Scheduled Maturity Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Scheduled Maturity Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Scheduled Maturity Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption of the subordinated notes shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of the subordinated notes in writing not more than five Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the date that final payment on the subordinated notes will occur, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the stated redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.
Optional Redemption
Beginning on            , 2022 and ending on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the subordinated notes, the subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of the subordinated notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon, plus the greater of:
(a)
100% of the principal amount of the subordinated notes to be redeemed, and

(b)
the sum of the Remaining Scheduled Payments, discounted to the redemption date on an annual basis at a rate equal to the sum of the Comparable Bond Rate plus          basis points.

“Comparable Bond Rate” means the price, expressed as a percentage, at which the gross redemption yield on the subordinated notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the applicable Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m., London time, on such Business Day as determined by the Issuer or an investment bank appointed by the Issuer.
“Reference Bond” means, in relation to any Comparable Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the subordinated notes (assuming a maturity as of the Initial Par Redemption Date), or if the Issuer or an investment bank appointed by the Issuer considers that such similar bond is not in issue, such other German government bond as the Issuer or an investment bank appointed by the Issuer, determine to be appropriate for determining such Comparable Bond Rate.
“Remaining Scheduled Payments” means, with respect to the subordinated notes to be redeemed, the remaining scheduled payments of principal of and interest on such subordinated notes that would be due after the related redemption date but for the redemption (assuming for this purpose that the Initial Par Redemption Date is the Final Maturity Date). If such redemption date is not an Interest Payment Date with respect to the subordinated notes, the amount of the next succeeding scheduled interest payment on the subordinated notes will be reduced by the amount of interest accrued on the subordinated notes to, but excluding, such redemption date.
Beginning on the Initial Par Redemption Date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the subordinated notes, the subordinated notes may be redeemed, in whole at any time or in part from time to time, at the Issuer’s option, at a redemption price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of subordinated notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus 100% of the principal amount of the subordinated notes to be redeemed.

At any time after the issue date, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the subordinated notes, the subordinated notes may be redeemed, in whole but not in part, at the Issuer’s option, if 80% or more in aggregate principal amount of the subordinated notes issued on the issue date (other than subordinated notes redeemed under the first paragraph of this section) have been redeemed or purchased and cancelled at the time of such election, at a redemption price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of subordinated notes being redeemed to, but excluding, the redemption date, and any Additional Amounts thereon, plus 100% of the principal amount of the subordinated notes to be redeemed.
Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the subordinated notes to be redeemed. The Issuer shall notify the Trustee and the holders of the subordinated notes in writing not less than 10 Business Days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of the subordinated notes in writing not more than five Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date for the subordinated notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply. Unless the Issuer defaults in payment of the redemption price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the date of redemption, interest will cease to accrue on the subordinated notes or portions thereof called for redemption. In the event the subordinated notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the subordinated notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.
If less than all of the subordinated notes are to be redeemed, such subordinated notes to be redeemed shall be selected by the Trustee, by a method the Trustee deems fair and appropriate subject to the customary procedures of Clearstream and Euroclear.
Specified Event Redemption
The subordinated notes may be redeemed at the Issuer’s option and sole discretion, in whole, but not in part, within 90 days following the occurrence of a Specified Event (a “Specified Event Redemption”); provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The subordinated notes will be redeemed at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the subordinated notes being redeemed to, but excluding, the date fixed for redemption, and any Additional Amounts thereon.
A “Specified Event” means, with respect to the subordinated notes, the occurrence of any of an Additional Amounts Event, a Tax Event, a Rating Methodology Event or a Regulatory Event, each as defined below:
(a)
An “Additional Amounts Event” will occur with respect to the subordinated notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that the Issuer or the Guarantor has or will become obligated to pay Additional Amounts on the subordinated notes as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of the subordinated notes, and that obligation cannot be avoided by the Issuer or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.
(b)
A “Tax Event” will occur with respect to the subordinated notes if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of the subordinated notes, interest payable by the Issuer or the Guarantor, as applicable, in respect of the subordinated notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Issuer or the Guarantor, as applicable, for income tax purposes in the applicable jurisdiction (to the extent that such interest was so deductible as of the time of such Tax Event), and that non-deductibility cannot be avoided by the Issuer or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

(c)
A “Rating Methodology Event” will occur with respect to the subordinated notes, if, as a consequence of a change in, or clarification to, the rating methodology (or the interpretation thereof) of Moody’s Investor Service, Standard & Poor’s Rating Services or Fitch Ratings Inc. or any respective successor, which change or clarification becomes effective on or after the issue date, the capital treatment of the subordinated notes for the Issuer or the Guarantor or their respective groups or the Insurance Group is amended in a way that is reasonably determined by the Issuer or the Guarantor to be materially unfavorable to the Issuer or the Guarantor or their respective subsidiaries or the Insurance Group.

(d)
A “Regulatory Event” will occur with respect to the subordinated notes, if, as a consequence of a change in, or clarification to, the Applicable Supervisory Regulations by the BMA the subordinated notes (in whole or in part) will not or will no longer qualify as Tier 2 Capital under the Group Supervision Rules or the Applicable Supervisory Regulations then applicable to the Guarantor or the Insurance Group, as the context requires (and if the Applicable Supervisory Regulations do not refer to such term, the nearest corresponding concept (if any) under the Applicable Supervisory Regulations), as reasonably determined by the Issuer or the Guarantor.

Notice of any Specified Event Redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the Trustee and each holder of subordinated notes to be redeemed at its registered address (which notice will be irrevocable). The Issuer shall notify the Trustee and the holders of the subordinated notes in writing not less than 10 Business Days prior to the applicable redemption date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable redemption date) if the applicable Conditions to Redemption will not be satisfied on the applicable redemption date, which written notice shall state the cause of the failure to satisfy such conditions, and the Specified Event Redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Issuer shall further notify the Trustee and the holders of the subordinated notes in writing not more than five Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new redemption date of the subordinated notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new redemption date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.
Such notice shall state the specified redemption date, the facts establishing the right of the Issuer or the Guarantor to redeem the subordinated notes, and that all outstanding subordinated notes shall be redeemed at the applicable redemption price on the redemption date automatically and without any further action by the holders of subordinated notes. Unless the Issuer defaults in the payment of the redemption price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the redemption date, interest will cease to accrue on the subordinated notes to be redeemed. In the event the subordinated notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the subordinated notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing.
Variation and Substitution
If a Specified Event occurs, the Issuer may, as an alternative to redemption of the subordinated notes, at any time, without the consent of any holder, vary any term or condition of the subordinated notes or substitute all (but not less than all) of the subordinated notes for other subordinated notes, so that the varied subordinated notes or the substituted subordinated notes, as the case may be, become Qualifying Equivalent Securities.
The principal amount of the Qualifying Equivalent Securities to be received by holders in substitution shall be equal to the principal amount of the subordinated notes. Any variation or substitution of the subordinated notes is subject to no more than 60 nor less than 30 calendar days’ prior notice by the Issuer to the holders (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with the notice provisions governing the subordinated notes and to:
(a)
the Issuer being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution, and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations; and

(b)
the Issuer complying with the rules of any stock exchange (or any other relevant authority) on which the Issuer has had its subordinated notes listed or admitted to trading.

“Qualifying Equivalent Securities” means securities which have terms not materially less favorable to the holders than the subordinated notes, as reasonably determined by the Issuer or the Guarantor, and which:
(a)
satisfy the criteria for the eligibility for inclusion of the proceeds of the subordinated notes, under the Applicable Supervisory Regulations;

(b)
contain terms providing for the same interest rate and Interest Payment Dates from time to time applying to the subordinated notes;

(c)
contain new terms providing for mandatory deferral of payments of interest and/or principal only if such terms are not materially less favorable to the holders than the mandatory deferral provisions under “— Mandatory Deferral of Interest Payments”;

(d)
rank senior to or have the same ranking as the subordinated notes;

(e)
preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to redemption of the subordinated notes, including (without limitation) as to timing of, and amounts payable upon such redemption;

(f)
do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(g)
preserve any rights under the Conditions to Redemption to any accrued interest and Arrears of Interest, and any existing rights to other amounts payable under the subordinated notes which has accrued to holders and not been paid.

Conditions to Redemption
The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the applicable Scheduled Maturity Date and the applicable Final Maturity Date) or a planned purchase of the subordinated notes, if:
(a)
the redemption or purchase of the subordinated notes would not result in, or accelerate the occurrence of, an Insolvency Event; and

(b)
the Solvency Capital Requirement is complied with after the repayment or purchase of the subordinated notes; and

(c)
the BMA has given, and not withdrawn by such date, its prior consent to the redemption of the subordinated notes and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the subordinated notes; provided, that if under the Applicable Supervisory Regulations no such consent is required at the time in order for the subordinated notes to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Guarantor or the Insurance Group, this subclause (iii) shall not apply.

In the event that the subordinated notes are not redeemed as a result of a failure to satisfy the Conditions to Redemption, interest on the subordinated notes will continue to accrue and be paid on each Interest Payment Date (subject to the provisions described under “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments”) until the first date on which final payment on the subordinated notes may be made as described above under “— Final Redemption,” at which time the subordinated notes will become due and payable, and will be finally redeemed at the principal amount of the subordinated notes, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions stated above.
Notwithstanding any other provision in the subordinated notes or the Subordinated Indenture, in the event of non-payment on a scheduled redemption date resulting from a failure to satisfy the applicable Conditions to Redemption in accordance with this provision, the subordinated notes to be redeemed will not become due and payable on such date, and such non-payment will not constitute an event of default under the Subordinated Indenture or the subordinated notes and will not give holders of the subordinated notes or the Trustee any right to accelerate repayment of the subordinated notes.
An officer’s certificate relating to the subordinated notes in connection with any redemption under this “Conditions to Redemption” section certifying that (i) the applicable Conditions to Redemption have not been met or would not be met if the final redemption payment for the subordinated notes were made, or (ii) the applicable Conditions to Redemption have been met and would continue to be met if the final redemption payment of subordinated notes were made or no such Conditions to Redemption apply shall, in the absence of manifest error, be treated and accepted by the Issuer, the Guarantor, the Trustee, the holders of the subordinated notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such officer’s certificate without liability to any person.
Purchases
The Issuer may, in its sole discretion, at any time, subject to compliance with the Applicable Supervisory Regulations, including prior consent of the BMA if such consent is then required under the Applicable Supervisory Regulations, purchase the subordinated notes for cancellation in the open market or otherwise at any price; provided that such purchase is permitted only if the applicable Conditions to Redemption and the limitations relating to optional deferral of interest as described herein “— Deferral of Interest Payments; Arrears of Interest — Optional Deferral of Interest Payments” have been satisfied with respect to such purchase.
Payment of Additional Amounts
All amounts payable (whether in respect of principal, interest or otherwise) in respect of the subordinated notes (including payments under the related guarantee) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges (including interest, penalties and any liabilities with respect thereto) of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Issuer or the Guarantor will pay, or cause to be paid, such additional amounts on the subordinated notes as may be necessary in order that the net amounts receivable by a holder of the subordinated notes after such withholding or deduction (including any withholding or deduction from such payment of additional amounts) shall equal the respective amounts that would have been receivable by such holder of the subordinated notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on the subordinated notes in relation to any payment (including a payment made in connection with a redemption) in respect of the subordinated notes:
(a)
to a holder or a beneficial owner that would be able to avoid such withholding or deduction by complying with such holder’s or beneficial owner’s applicable statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such subordinated note by reason of such holder or beneficial owner having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business in) the Taxing Jurisdiction, other than (a) the mere holding of such subordinated note, (b) the receipt of principal, interest or other amount in respect of such subordinated note or (c) the mere enforcement of rights with respect to such subordinated note;

(b)
presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(c)
to a fiduciary, a partnership or person who is not the beneficial owner of a subordinated note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the subordinated note directly;

(d)
on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(e)
on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such subordinated note;

(f)
any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(g)
any combination of items (i) through (vi) above.

The “relevant date” means, in respect of any payment of Additional Amounts, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Paying Agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of the subordinated notes, notice to that effect shall have been duly given to the holders of the subordinated notes.
Tax Treatment of Subordinated Notes
The subordinated indenture will provide that the Issuer and each holder, by purchasing the subordinated notes, will agree to treat the subordinated notes as indebtedness for U.S. federal income tax purposes, except as otherwise required by applicable law.
Discharge and Defeasance
The discharge and defeasance provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Discharge and Defeasance,” shall apply to the subordinated notes and the related guarantee; provided that all references to “any debt securities of any series denominated in U.S. dollars” shall be replaced by “any debt securities of any series denominated in euros” and “U.S. Government Obligations” shall be replaced by “Federal Republic of Germany Obligations”; provided further that any applicable Conditions to Redemption shall be satisfied (i) in the case of a discharge of the subordinated notes, at the time of such discharge, and (ii) in the case of a defeasance of the subordinated notes, at the time of the deposit of cash or Federal Republic of Germany Obligations as described in clause (3) of the second paragraph of such section.
No Rights of Set-off
The subordinated notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of the Issuer, the Guarantor or any of its subsidiaries in the Insurance Group to any person in whose names the subordinated notes are registered or any creditor of the Issuer, the Guarantor or any of its subsidiaries in the Insurance Group.
Deferral of Distributions in the Event of a Regulatory Breach
For so long as the Guarantor or the Insurance Group is in breach of any applicable Solvency Capital Requirement, there will be no distributions nor payments made pursuant to the subordinated notes, and such payments will be deferred until such time as the applicable breach is rectified. This provision is subject in all respects to the provisions below under “— Governing Law; Consent to Jurisdiction and Service of Process.”
Events of Default
The events of default provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Events of Default and Notice Thereof,” shall not apply to the subordinated notes or the guarantee.
An “event of default” with respect to the subordinated notes will occur only upon the occurrence of a Winding-Up.
A “Winding-Up” will occur if:
(a)
at any time an order is made, or an effective resolution is passed, for the winding-up of the Issuer or the Guarantor (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction, merger or amalgamation or the substitution in place of the Issuer or the Guarantor, as applicable, of a successor in business of the Issuer or the Guarantor, as applicable, the terms of which reconstruction, merger amalgamation or substitution (A) have previously been approved in writing by the Trustee or by holders of a majority in aggregate principal amount of the outstanding subordinated notes and (B) do not provide that the subordinated notes or any amount in respect thereof shall thereby become payable); or

(b)
an administrator of the Issuer or the Guarantor is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

If an event of default under the Subordinated Indenture occurs, the entire principal amount of the subordinated notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any holder of the subordinated notes. The right of acceleration only applies upon the occurrence of an event of default as described above. Any failure to pay interest on the subordinated notes when due as a result of a Mandatory Deferral Event or to pay principal of the subordinated notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an event of default under the Subordinated Indenture or the subordinated notes.
The Subordinated Indenture provides that the Trustee must give holders notice of all events of default or any failure of the Issuer or the Guarantor to comply with any term or condition under the subordinated notes or the Subordinated Indenture within 90 days after it becomes actually known to a responsible officer of the Trustee.
Notwithstanding the foregoing, the Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Issuer or the Guarantor as it may think fit to enforce any term or condition binding on the Issuer or the Guarantor under the subordinated notes or the

Subordinated Indenture (other than any payment obligation of the Issuer or the Guarantor under or arising from the subordinated notes or the Subordinated Indenture, including any payment of damages awarded for breach of any obligations thereunder) but in no event shall the Issuer or the Guarantor, by virtue of the institution of any such proceedings or the taking of such steps or actions, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it under the terms of the subordinated notes. Nothing in this paragraph shall, however, (i) prevent the Trustee from proving in any winding-up or administration of the Issuer or the Guarantor and/or claiming in any liquidation of the Issuer or the Guarantor in respect of any payment obligation of the Issuer or the Guarantor, in each case where such payment obligation arises from the subordinated notes or the Subordinated Indenture (including, without limitation, payment of any principal, interest (including Arrears of Interest) and any Additional Amounts in respect of the subordinated notes or any payment of damages awarded for breach of any obligations under the subordinated notes or the Subordinated Indenture), or (ii) impair the right of any holder to receive payment of principal of, or interest (including Arrears of Interest) and any Additional Amounts on such holder’s subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s subordinated notes.
The Trustee shall not be bound to take any of the actions referred to in this “Events of Default” section against the Issuer or the Guarantor to enforce the terms of the subordinated notes, the Subordinated Indenture or any other action under or pursuant to the Subordinated Indenture, unless (i) it shall have been so directed by holders of not less than 25% in aggregate principal amount of the subordinated notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.
Modification and Waiver
The modification and waiver provisions of the base indenture, as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Modification and Waiver,” shall apply to the subordinated notes and the related guarantee; provided that any amendment or modification to the Subordinated Indenture or the subordinated notes shall require the prior consent of the BMA, if such consent is then required, and any amendment or modification made or purported to be made without such consent shall be void. Further, the Issuer and the Guarantor, when authorized by board resolutions, and the Trustee, at any time and from time to time, may amend or supplement the provisions relating to the BMA, described herein under “— Bermuda Monetary Authority”, without the consent of any holder to the extent determined reasonably necessary to comply with, or satisfy, regulations or requirements of the BMA relating to the subordinated notes, as determined by the senior management of the Issuer in good faith.
Actions Not Restricted by Subordinated Indenture
Other than the provisions described herein under “— Deferral of Interest Payments; Arrears of Interest — Limitation on Restricted Payments,” the Subordinated Indenture does not contain restrictions on the ability of the Issuer or the Guarantor to:
(a)
incur, assume or become liable for any type of debt or other obligation;

(b)
create liens on its property for any purpose;

(c)
purchase or redeem or make any payments in respect of capital stock or other securities ranking on parity with the subordinated notes or junior in right of payment to the subordinated notes; or

(d)
make any payment on, purchase, redeem or retire, any senior indebtedness.

The Subordinated Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Subordinated Indenture does not contain any provisions that would require the Issuer to purchase or redeem or modify the terms of any of the subordinated notes upon a change of control or other event involving the Issuer or the Guarantor that may adversely affect the creditworthiness of the subordinated notes.

Indemnification of Judgment Currency
The Issuer and the Guarantor will, jointly and severally, indemnify the Trustee and each holder of a subordinated note to the fullest extent permitted by applicable law against any loss incurred by the Trustee or any such holder, as applicable, as a result of any judgment or order being given or made for any amount due under such subordinated note and the judgment or order being expressed and paid in the currency (the “judgment currency”), other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of the judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such holder, as applicable, on the date that payment is made pursuant to the judgment or order is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Trustee or such holder.
Governing Law; Consent to Jurisdiction and Service of Process
The Subordinated Indenture and the subordinated notes (other than the section entitled “Deferral of Distributions in the Event of Regulatory Breach” in the Subordinated Indenture, as described herein under “— Deferral of Distributions in the Event of a Regulatory Breach,” and the article entitled “Bermuda Monetary Authority” in the Subordinated Indenture, as described herein under “— Bermuda Monetary Authority”) will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws of such state. The section entitled “Deferral of Distributions in the Event of Regulatory Breach” in the Subordinated Indenture, as described herein under “— Deferral of Distributions in the Event of a Regulatory Breach,” and the article entitled “Bermuda Monetary Authority” in the Subordinated Indenture, as described herein under “— Bermuda Monetary Authority,” shall be governed by, and construed in accordance with, the laws of Bermuda.
Each of the Issuer, the Guarantor and the Trustee has irrevocably and unconditionally submitted to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York over any legal suit, action or proceeding arising out of or relating to the Subordinated Indenture or any subordinated note. As long as any of the subordinated notes remain outstanding, the Issuer will at all times have an authorized agent in The City of New York upon whom process may be served in any legal suit, action or proceeding arising out of or relating to the Subordinated Indenture or any subordinated note. Each of the Issuer and the Guarantor has appointed                   as its agent for such purpose.
To the fullest extent permitted by applicable law, each of the Issuer, the Guarantor and the Trustee waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture, the subordinated notes or the transactions contemplated thereby.
Listing
We have applied to list the subordinated notes on the New York Stock Exchange under the symbol “XL/47.” We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the issue date.
Certain Definitions; Interpretation
“Additional Amounts” has the meaning specified under “— Payment of Additional Amounts.”
“Additional Amounts Event” has the meaning specified under “— Redemption; Conditions to Redemption — Specified Event Redemption.”
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Guarantor or the Insurance Group, and which shall initially mean the Group Rules until such time when the Bermuda Monetary Authority no longer has jurisdiction or responsibility to regulate the Guarantor, the Issuer or the Insurance Group.

“Applicable EURIBOR Rate” means the interest rate determined as follows:
(1)
On the Interest Determination Date, the Calculation Agent will determine the Applicable EURIBOR Rate which shall be the rate for deposits in euros having a maturity of three months commencing on the Interest Determination Date that appears on the Reuters Screen EURIBOR01 Page as of 11:00 a.m., London time, on such Interest Determination Date. “Reuters Screen EURIBOR01 Page” means the display designated on page “EURIBOR01” on Reuters (or such other page of Reuters as may replace the EURIBOR01 page or of equivalent service or any successor service for the purpose of displaying euro-zone interbank offered rates for euro-denominated deposits of major banks). If the Applicable EURIBOR Rate on such Interest Determination Date does not appear on the Reuters Screen EURIBOR01 Page, the Applicable EURIBOR Rate will be determined as set forth in (2) below.

(2)
With respect to an Interest Determination Date for which the Applicable EURIBOR Rate does not appear on the Reuters Screen EURIBOR01 Page as set forth in (1) above, the Applicable EURIBOR Rate will be determined on the basis of the rates at which deposits in euro are offered by four major banks in the euro-zone interbank market selected by the Issuer (the “Reference Banks”) at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the euro-zone interbank market having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent, upon direction from the Issuer, will request the principal euro-zone office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations. If fewer than two quotations are provided, the Applicable EURIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards) of the rates quoted by three major banks in the euro-zone selected by the Issuer at approximately 11:00 a.m., London time, on such Interest Determination Date for loans in euro to leading European banks, having a maturity of three months, and in a principal amount equal to an amount of not less than €1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected as aforesaid by the Issuer are not quoting as mentioned in this sentence, the relevant Floating Interest Rate for such Floating Rate Interest Period will be the Floating Interest Rate in effect on such Interest Determination Date.

During any Floating Rate Interest Period, the amount of interest for each day that the subordinated notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of the subordinated notes. The amount of interest to be paid on the subordinated notes for any Floating Rate Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Floating Rate Interest Period.
The Floating Interest Rate and amount of interest to be paid on the subordinated notes for each Floating Rate Interest Period will be determined by the Calculation Agent. The Calculation Agent will, upon the request of any holder of the subordinated notes, provide the interest rate then in effect during any Floating Rate Interest Period with respect to the subordinated notes, and shall notify the Issuer of the Floating Interest Rate for each such Floating Rate Interest Period on the relevant Interest Determination Date. All calculations made by the Calculation Agent shall in the absence of manifest error be conclusive for all purposes and binding on the Issuer and the holders of the subordinated notes. So long as the Applicable EURIBOR Rate is required to be determined with respect to the subordinated notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish the Applicable EURIBOR Rate for any Floating Rate Interest Period, or that the Issuer proposes to remove such Calculation Agent, the Issuer shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.
“Arrears of Interest” has the meaning specified under “— Deferral of Interest Payments; Arrears of Interest — Arrears of Interest.”

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Guarantor or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions in The City of New York or The City of London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Realtime Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.
“Calculation Agent” means Elavon Financial Services DAC, UK Branch.
“Clearstream” shall mean Clearstream Banking, société anonyme (or any successor securities clearing agency).
“Common Depositary” has the meaning specified under “— General Terms of the Subordinated Notes.”
“Comparable Bond Rate” has the meaning specified under “— Redemption; Conditions to Redemption — Optional Redemption.”
“Conditions to Redemption” has the meaning specified under “— Redemption; Conditions to Redemption — Conditions to Redemption.”
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirement defined in the Applicable Supervisory Regulations.
“Euroclear” shall mean Euroclear Bank S.A./N.V. (or any successor securities clearing agency), as operator of the Euroclear system.
“Federal Republic of Germany Obligation” means any security that is (i) a direct obligation of the Federal Republic of Germany for the payment of which the full faith and credit of the Federal Republic of Germany is pledged or (ii) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof.
“Final Maturity Date” has the meaning specified under “— Redemption; Conditions to Redemption — Final Redemption.”
“Fixed Interest Payment Date” means            of each year to (and including) the Initial Par Redemption Date, provided that if any Fixed Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next Business Day.
“Fixed Interest Payment Record Date” has the meaning set forth in “— Maturity and Interest.”
“Floating Interest Payment Date” has the meaning set forth in “— Maturity and Interest.”
“Floating Interest Rate” has the meaning set forth in “— Maturity and Interest.”
“Floating Interest Payment Record Date” means with respect to any Floating Interest Payment Date, the date that is 15 days prior to such Floating Interest Payment Date.
“Floating Rate Interest Period” means each Interest Period beginning on the Initial Par Redemption Date.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Initial Par Redemption Date” has the meaning set forth in “— Maturity and Interest.”
“Insolvency Event” has the meaning specified under “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments.”
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” has the meaning specified under “— Bermuda Monetary Authority — Subordination Provisions.”
“Interest Determination Date” has the meaning set forth in “— Maturity and Interest.”
“Interest Payment Date” means each Fixed Interest Payment Date and each Floating Interest Payment Date, as applicable.
“Interest Period” means the period from (and including) the issue date to (but excluding) the first Interest Payment Date and each period thereafter from (and including) each Interest Payment Date to (but excluding) the next following Interest Payment Date.
“Mandatory Deferral Event” has the meaning specified under “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments.”
“Mandatory Deferral Period” has the meaning specified under “— Mandatory Deferral of Interest Payments.”
“Policyholder Claims” has the meaning specified under “— Bermuda Monetary Authority — Subordination Provisions.”
“Qualifying Equivalent Securities” has the meaning specified under “— Redemption; Conditions to Redemption — Variation and Substitution.”
“Rating Methodology Event” has the meaning specified under “— Redemption; Conditions to Redemption — Specified Event Redemption.”
“Reference Bond” has the meaning specified under “— Redemption; Conditions to Redemption — Optional Redemption.”
“Regulatory Event” has the meaning specified under “— Redemption; Conditions to Redemption — Specified Event Redemption.”
“Remaining Scheduled Payments” has the meaning specified under “— Redemption; Conditions to Redemption — Optional Redemption.”
“Senior Creditors” has the meaning specified under “— Bermuda Monetary Authority — Subordination Provisions.”
“Solvency Capital Event” has the meaning specified under “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments.”
“Solvency Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Issuer or the Guarantor or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Specified Event” has the meaning specified under “— Redemption; Conditions to Redemption — Specified Event Redemption.”
“Specified Event Redemption” has the meaning specified under “Redemption; Conditions to Redemption — Specified Event Redemption.”
“Tax Event” has the meaning specified under “— Redemption; Conditions to Redemption — Specified Event Redemption.”

“Taxing Jurisdiction” means the Cayman Islands or Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Issuer or the Guarantor makes a payment on the subordinated notes or the guarantee or in which the Issuer or the Guarantor generally becomes subject to taxation, or any jurisdiction in which a successor of the Issuer or the Guarantor is incorporated.
“Tier 2 Capital” means “Tier 2 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).
“Winding-Up” has the meaning specified under “— Events of Default.”

BOOK-ENTRY; DELIVERY AND FORM
Except as set forth below, the subordinated notes will be issued in the form of one or more fully registered notes in global form without coupons (each, a “global note”). Each such global note will be deposited with, or on behalf of, a common depositary and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Clearstream or Euroclear or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the subordinated notes and all transfers relating to the subordinated notes will be reflected in the book-entry records of Clearstream and Euroclear.
The distribution of the subordinated notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the subordinated notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the subordinated notes will receive payments relating to their subordinated notes in euro.
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the subordinated notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the subordinated notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the subordinated notes will not be entitled to have the subordinated notes registered in their names, will not receive or be entitled to receive physical delivery of the subordinated notes in definitive form and will not be considered the owners or holders of the subordinated notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of subordinated notes.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are

recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the subordinated notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (“the Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, the Euroclear Terms and Conditions govern:
•
transfers of securities and cash within Euroclear;

•
withdrawal of securities and cash from Euroclear; and

•
receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the subordinated notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearance and Settlement Procedures
We understand that investors that hold their subordinated notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. The subordinated notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the subordinated notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the subordinated notes, or to make or receive a payment or delivery of the subordinated notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the subordinated notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time. Neither we, nor the Trustee nor any of their respective agents will have any responsibility for the performance by Clearstream and Euroclear or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.
Certificated Notes
You may not exchange your beneficial interest in a global note for a note in certificated form unless:
(i)
the depositary notifies the Issuer that it is unwilling or unable to continue as depositary for the global note, or if the depositary is no longer eligible or in good standing under the Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable statute or regulation, and in either case, the Issuer thereupon fails to appoint a successor depositary within 90 days; or

(ii)
an Event of Default shall have occurred and be continuing with respect to the subordinated notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

TAX CONSIDERATIONS
Cayman Islands
There are currently no taxes imposed in the Cayman Islands on income, profits, capital gains or appreciations of the holders of the subordinated notes nor any taxes on the holders of the subordinated notes in the nature of estate duty or capital transfer tax. Further, XL-Cayman has obtained an undertaking from the Cayman Islands Government authorities that, as an exempted company, until June 3, 2018, no taxes on profit, income, capital gains or appreciations and no tax in the nature of estate duty or inheritance tax will be payable in respect of the subordinated notes or other obligations of XL-Cayman. The Cayman Islands impose stamp duties on certain categories of documents if they are executed or brought into the Cayman Islands; however, the stamp duties, if any, applicable to the offering, execution, authentication, allotment, issue, delivery and enforcement of the subordinated notes and the performance by XL-Cayman of its obligations under the subordinated notes, the indenture and the underwriting agreement for the subordinated notes and by the Guarantor under the guarantee will not involve the payment of any material amount.
Bermuda
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Guarantor or by its shareholders in respect of the Guarantor’s shares. The Guarantor has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to the Guarantor or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by the Guarantor in respect of real property owned or leased by it in Bermuda.
United States
The following is a discussion of U.S. federal income tax considerations that may be relevant to you if you invest in subordinated notes and are a U.S. Holder (as defined below). This summary deals only with U.S. Holders that purchase subordinated notes for cash at the offering price as part of this offering and that will hold subordinated notes as capital assets under the Code (generally, property held for investment). It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as a bank, thrift, real estate investment trust, partnership or other pass-through entity (or person that will hold subordinated notes through such an entity), regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark-to-market treatment, person that will hold subordinated notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization, person whose “functional currency” is not the U.S. dollar, or person liable for alternative minimum tax or Medicare taxes on net investment income. This discussion does not address all aspects of U.S. federal income taxation and does not address U.S. federal estate or gift, foreign, state, local or other tax considerations that may be relevant to holders in light of their particular circumstances. Furthermore, the discussion below is based upon the provisions of the Code, Treasury regulations promulgated thereunder (“Regulations”), Internal Revenue Service (“IRS”) pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position with respect to any U.S. federal income tax considerations described below. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING AND DISPOSING OF SUBORDINATED NOTES IN LIGHT OF THEIR PARTICULAR SITUATIONS. HOLDERS SUBJECT TO TAX IN A JURISDICTION OTHER THAN THE UNITED STATES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of subordinated notes, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of subordinated notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of subordinated notes.
In general, you will be a U.S. Holder if you are a purchaser of a subordinated note that is a beneficial owner of the subordinated note and that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust that:

•
a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions; or

•
has a valid election in effect under applicable Regulations to be treated as a U.S. person.

You should consult your tax advisor about the tax consequences of holding subordinated notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.
Classification and Treatment of the Subordinated Notes.   The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the subordinated notes. We believe that the subordinated notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the subordinated notes. By investing in the subordinated notes, holders of the subordinated notes agree to treat the subordinated notes as indebtedness of the Issuer for U.S. federal income tax purposes, unless otherwise required by applicable law. The remainder of this discussion assumes that the classification of the subordinated notes as indebtedness will be respected for U.S. federal income tax purposes.
Possible Application of Rules Governing Contingent Payment Debt Instruments.   Under applicable Regulations, a “remote” contingency that payments will not be timely paid will be ignored in determining whether a debt instrument is a contingent payment debt instrument for U.S. federal income tax purposes. The terms of the subordinated notes provide for deferral of interest payments during an Optional Deferral Period or upon the occurrence of a Mandatory Deferral Event (see “Description of the Subordinated Notes and Guarantee — Deferral of Interest Payments; Arrears of Interest — Optional Deferral of Interest Payments” and “— Deferral of Interest Payments; Arrears of Interest — Mandatory Deferral of Interest Payments”), and deferral of principal payment under certain circumstances. We believe that the possibility of such deferrals is remote and, therefore, we intend to take the position that such possibility does not result in the subordinated notes being treated as contingent payment debt instruments under the applicable Regulations. Our position is binding on a U.S. Holder unless such holder discloses that it is taking a contrary position in the manner required by applicable Regulations.
Our position is not, however, binding on the IRS. If the subordinated notes were determined to be contingent payment debt instruments as of the issue date, a U.S. Holder would be required to accrue interest income based upon a “comparable yield” (as defined in the Regulations) determined at the time of issuance of the subordinated notes, with adjustments to such accruals when any payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, redemption, retirement or other taxable disposition of the subordinated notes would be treated as ordinary interest income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the tax consequences if the subordinated notes were treated as contingent payment debt instruments.
Additionally, if any payments were deferred, the subordinated notes would be treated as contingent payment debt instruments from the date of the deferral, and the general treatment described in the previous paragraph would apply going forward from that date.
The remainder of this discussion assumes that the subordinated notes will not be considered contingent payment debt instruments.
Interest.   Interest on a subordinated note will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes.
A U.S. Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated interest payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars on such date. No foreign currency exchange gain or loss will be recognized with respect of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received (see “— Transactions in Euros” below)).
A U.S. Holder that uses the accrual method of tax accounting will accrue interest income in euros and translate the amount accrued into U.S. dollars based on (a) the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year, or (b) at such holder’s election, the spot rate of exchange on (1) the last day of the accrual period or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt, and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the subordinated notes.
Sales, Exchanges or Other Taxable Dispositions of Subordinated Notes.   A U.S. Holder will generally recognize gain or loss on the disposition of a subordinated note (including upon a redemption of the subordinated note) in an amount equal to the difference between the amount realized by such holder on the disposition of the subordinated note (less any accrued interest, which, if not previously included in income, will be subject to taxation in the manner described above under “— Interest”) and such holder’s adjusted tax basis in such subordinated note. A U.S. Holder’s amount realized on the disposition of the subordinated note for an amount denominated in euros will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of such disposition. A U.S. Holder’s adjusted tax basis in a subordinated note will generally equal the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase increased by any OID previously taken into account by such holder in respect of such note and decreased (but not below zero) by any payments received on such note (other than payments of qualified stated interest). If the subordinated notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and if it so elects, a U.S. Holder that uses the accrual method of tax accounting, will determine the U.S. dollar value of its adjusted tax basis in the subordinated notes and the amount realized on the disposition of such notes for an amount denominated in euros by translating euro amounts at the spot rate of exchange on the date of purchase and the disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
Except as described below, any gain or loss will generally be U.S. source capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the subordinated note for more than a year at the time of disposition. Long-term capital gains of non-corporate holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. Holder on the disposition of a subordinated note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. Holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of disposition and the date of purchase. The recognition of such foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the subordinated note. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of the sale or other disposition of subordinated notes.
Transactions in Euros.   Euros received as interest on, or on a disposition of, a subordinated note will have a tax basis equal to their U.S. dollar value at the time such interest or the proceeds from such disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (a) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such disposition, and (b) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the subordinated notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros received on the disposition of such notes by translating the euros received at the spot rate of exchange on the settlement date of the disposition. A U.S. Holder that purchases a subordinated note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase. Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a subordinated note will generally not result in any exchange gain or loss for a U.S. Holder.
Variation and Substitution.Under applicable Regulations, the modification of a debt instrument creates a deemed exchange of an “old” debt instrument for a “new” debt instrument if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Generally, the modification of a debt instrument will result in a deemed exchange of an old debt instrument for a new debt instrument if such modification is “significant” within the meaning of applicable Regulations promulgated under the Code. In general, the Regulations provide that the modification of a debt instrument is a “significant modification” if, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The substitution of old subordinated notes for new subordinated notes under the terms of the subordinated notes may result in a deemed exchange. In such case, under certain circumstances, a U.S. Holder of the subordinated notes may be required to recognize gain upon the deemed exchange of the old subordinated notes for the new subordinated notes equal to the difference, if any, between the (i) “issue price” of the new subordinated notes and (ii) such holder’s adjusted tax basis in the old subordinated notes. Alternatively, under certain circumstances, a U.S. Holder of the subordinated notes may be required to accrue OID on the subordinated notes going forward. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences if there is a variation or substitution with respect to the subordinated notes.
Foreign Asset Reporting.   Individual U.S. Holders (and certain entities treated as individuals for purposes of the foregoing rules) may be required to submit to the IRS certain information with respect to their beneficial ownership of the subordinated notes, if such notes are not held on their behalf by a financial institution. Penalties may also be imposed if an individual U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders should consult their tax advisors regarding the application of these rules.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNERSHIP AND DISPOSITION OF THE SUBORDINATED NOTES IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING
XL-Cayman and XL Group have entered into an underwriting agreement with Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Goldman Sachs & Co. LLC and HSBC Bank plc, as joint book-running managers, with respect to the subordinated notes. Subject to certain conditions, each of the underwriters has severally agreed to purchase the aggregate principal amount of the subordinated notes set forth opposite its name below:
Underwriters	Principal Amount of the Subordinated Notes
Barclays Bank PLC	€
Credit Suisse Securities (Europe) Limited
Goldman Sachs & Co. LLC
HSBC Bank plc
Total	€
Under the underwriting agreement, if the underwriters take any of the subordinated notes, then the underwriters are committed to take and pay for all of the subordinated notes. The offering of the subordinated notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. XL-Cayman and XL Group have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
XL-Cayman and XL Group have agreed with the underwriters not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any debt securities of XL-Cayman and XL Group that mature more than one year after the original issue date of the subordinated notes and are substantially similar to the subordinated notes, other than the subordinated notes offered hereby, during the period from the date of this prospectus supplement continuing through the issue date of the subordinated notes, except with the prior written consent of the underwriters.
Commissions and Discounts
The subordinated notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any subordinated notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to       % of the principal amount of the subordinated notes. Any such securities dealers may resell any subordinated notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to       % of the principal amount of the subordinated notes. If all of the subordinated notes are not sold at the initial offering price, the underwriters may change the offering price of the subordinated notes and the other selling terms.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the subordinated notes:
Paid by Us
Per Note		%
Total	€
We estimate that our share of the total expenses of this offering, excluding the underwriting discounts, will be approximately €             .
New Issue of Subordinated Notes
The subordinated notes are a new issue of securities with no established trading market. We have applied to list the subordinated notes on the New York Stock Exchange under the symbol “XL/47.” We expect trading in the subordinated notes on the New York Stock Exchange to begin within 30 days of the original issue date. We have been advised by the underwriters that they intend to make a market in the subordinated notes but are not obligated to do so and may discontinue market making for the subordinated notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the subordinated notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell subordinated notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the subordinated notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the subordinated notes while this offering is in progress.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the subordinated notes. As a result, the price of the subordinated notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued with respect to the subordinated notes by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for XL Group and its subsidiaries, including XL-Cayman, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of the underwriters are lenders under our existing credit facilities. In addition, certain of the underwriters or their respective affiliates are holders of the Tender Offer Securities and may participate in the Tender Offers. As a result, such underwriters or their respective affiliates would receive a portion of the proceeds of this offering to the extent such Tender Offer Securities are purchased by the offeror in the Tender Offers.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of XL Group and its subsidiaries, including XL-Cayman. If the underwriters or their affiliates have a lending relationship with XL Group and its subsidiaries, including XL-Cayman, certain of those underwriters or their affiliates may hedge their credit exposure to XL Group and its subsidiaries, including XL-Cayman, consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the subordinated notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the subordinated notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), each underwriter has represented and agreed that it has not made and will not make an offer of the subordinated notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto to the public in that Member State except that it may make an offer of such subordinated notes to the public in that Member State:

(a)
at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(c)
at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of subordinated notes referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of subordinated notes to the public” in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for the subordinated notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU,) and includes any relevant implementing measure in the Member State.
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the subordinated notes in circumstances in which Section 21(1) of the FSMA does not apply to XL-Cayman; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the subordinated notes in, from or otherwise involving the United Kingdom.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such subordinated notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Canada
The subordinated notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the subordinated notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong
The subordinated notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the subordinated notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to subordinated notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The subordinated notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has represented and agreed that it will not offer or sell any subordinated notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the subordinated notes may not be circulated or distributed, nor may the subordinated notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the subordinated notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the subordinated notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing us in connection with this offering. Certain legal matters with respect to the subordinated notes under the laws of Bermuda will be passed upon for XL Group by Conyers Dill & Pearman Limited. Certain legal matters with respect to the subordinated notes under the laws of the Cayman Islands will be passed upon for XL-Cayman by Conyers Dill & Pearman. Certain U.S. legal matters with respect to the subordinated notes will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to XL Group’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information XL Group files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Group files after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Documents by Reference” in the accompanying prospectus and any future filings made with the SEC (SEC file number 1-10804) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
•
our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 23, 2017;

•
portions of our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Common Shares of XL Group Ltd held on May 19, 2017, filed with the SEC on April 5, 2017, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016;

•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 4, 2017; and

•
our Current Reports on Form 8-K filed with the SEC on January 9, 2017, February 22, 2017, March 1, 2017, April 4, 2017, May 23, 2017, June 8, 2017 and June 15, 2017.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement.
Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement. You may request, at no cost to you, a copy of any of the documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Group’s and XL-Cayman’s constitutional documents. You may request such documents by contacting us at:

Investor Relations Department
XL Group Ltd
Harbor Point 100 Washington Boulevard
Stamford, CT 06902
United States of America
Telephone: (203) 964-3573
Fax: (203) 964-4056
Email: investorinfo@xlgroup.com
You can also obtain the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under “Where You Can Find More Information” in the accompanying prospectus.

PROSPECTUS
XL Group Ltd
Common Shares
Preference Shares
Depositary Shares
Common Share Warrants
Purchase Contracts
Purchase Units
Debt Securities
Guarantees of XLIT Ltd. Debt Securities
XL Group plc
Guarantees of XLIT Ltd. Debt Securities
XLIT Ltd.
Debt Securities
Fully and Unconditionally Guaranteed by XL Group Ltd and, prior to the XL-Ireland Release
(as defined herein), by XL Group plc

The following are types of securities that may be offered and sold from time to time under this prospectus:
•
XL Group Ltd Common Shares

•
XL Group Ltd Preference Shares

•
XL Group Ltd Depositary Shares

•
XL Group Ltd Common Share Warrants

•
XL Group Ltd Purchase Contracts

•
XL Group Ltd Purchase Units

•
XL Group Ltd Debt Securities

•
XL Group Ltd Guarantees of XLIT Ltd. Debt Securities

•
XL Group plc Guarantees of XLIT Ltd. Debt Securities

•
XLIT Ltd. Debt Securities Guaranteed by XL Group Ltd

XL Group Ltd Common Shares are traded on the New York Stock Exchange under the symbol “XL” and on the Bermuda Stock Exchange under the symbol “XL.BH”.
Investing in our securities involves risks. See “Risk Factors” on page 2.
A prospectus supplement, which must accompany this prospectus, will describe the specific terms of the securities offered and tax considerations pertaining to an investment in the securities. Those terms may include, among others, as applicable:
•
Maturity

•
Interest rate

•
Dividend rate

•
Sinking fund terms

•
Ranking

•
Redemption terms

•
Conversion terms

•
Amount payable at maturity

•
Listing on a securities exchange

Neither the Securities and Exchange Commission nor any state or other jurisdiction’s securities commission or regulatory body has approved or disapproved of the securities referred to in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you on a continuous or delayed basis. If agents, underwriters or dealers are used to sell the securities, they will be named, and their compensation described, in a prospectus supplement.
The date of this prospectus is July 25, 2016.

As used in this prospectus, “XL-Bermuda” means XL Group Ltd, an exempted company incorporated under the laws of Bermuda, as successor issuer to XL Group plc, a public limited company incorporated under the laws of Ireland (the “XL-Ireland”) and “XL-Cayman” means XLIT Ltd., an exempted company incorporated under the laws of the Cayman Islands.
This document is important and requires your immediate attention. If you are in any doubt as to what action you should take, you should immediately consult your stockbroker, bank manager, solicitor, fund manager or other appropriate financial adviser being, if you are resident in Ireland, an organization or firm authorized or exempted pursuant to the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended), or the Investments Intermediaries Act 1995 (as amended) or, if you are in a territory outside Ireland, another appropriately authorized adviser.
This document does not constitute a prospectus within the meaning of Part 23 of the Companies Act, 2014 of Ireland (as amended) or an offer to sell or an invitation to purchase or the solicitation of an offer to purchase securities. No offer of any securities to the public is being made that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Companies Act, 2014 of Ireland (as amended) in general or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland.
No invitation, whether direct or indirect, may be made to the public in the Cayman Islands for any securities issued by XL-Cayman unless such securities are listed on the Cayman Islands Stock Exchange.
i

This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or otherwise. XL-Ireland is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended), and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.
Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda nor the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of the securities referred to in this prospectus (save that the BMA has approved the issuance of the common shares of XL-Bermuda pursuant to the scheme of arrangement involving XL-Ireland and XL-Bermuda that became effective on July 25, 2016) or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issuances and transfers of securities of a Bermuda company, other than in cases where the BMA has granted a general permission. The BMA, in its policy notice to the public dated June 1, 2005, has issued its general permission for the free issuance and transferability of our equity securities, which would include our common shares, as long as any equity securities of XL-Bermuda remain listed on the New York Stock Exchange (the “NYSE”) or other appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes. The BMA and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements or opinions expressed in this prospectus or in any prospectus supplement.
Pursuant to the Bermuda Insurance Act 1978, as amended, and its related regulations (the “Insurance Act”), each shareholder or prospective shareholder of XL-Bermuda will be responsible for notifying the BMA in writing of such shareholder becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Catlin Insurance Company Ltd., Catlin Re Switzerland Ltd., Hubble Re Ltd., XL Bermuda Ltd or XL Life Ltd, within 45 days of becoming such a shareholder controller. Each such shareholder controller will also be responsible for notifying the BMA in writing where he has reduced or disposed of his indirect or direct shareholding in such registered insurers (other than Hubble Re Ltd.) such that the proportion of the voting rights held by the shareholder controller reaches or falls below the thresholds set out above, not later than 45 days after such disposal. Such registered insurers are also required to notify the BMA in writing in the event of any person ceasing to be a controller, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of any registered insurer are accustomed to act, including any person who holds, or is entitled to exercise, 10% of more of the voting shares or voting power, or is able to exercise a significant influence over the management of, the registered insurer. The BMA may serve a notice of objection on any controller of a registered insurer if it appears to the BMA that the person is no longer fit and proper to be such a controller.
ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that XL Group Ltd, XL Group plc and XLIT Ltd. filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:
1.
XL Group Ltd’s common shares, preference shares, depositary shares, common share warrants, purchase contracts, purchase units, debt securities (which may include medium term notes) and guarantees of XLIT Ltd.’s debt securities;

2.
XLIT Ltd.’s debt securities, which will be fully and unconditionally guaranteed by XL Group Ltd and, prior to the XL-Ireland Release, by XL Group plc; and

3.
prior to the XL-Ireland Release, XL Group plc’s guarantees of XLIT Ltd.’s debt securities.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise and except as otherwise indicated:
•
“we,” “us” and “our” refer to XL Group Ltd and its subsidiaries;

•
“XL-Bermuda” refers to XL Group Ltd and not any of its subsidiaries;

•
“XL-Ireland” refers to XL Group plc and not any of its subsidiaries; and

•
“XL-Cayman” refers to XLIT Ltd. and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
XL-Bermuda, XL-Ireland and XL-Cayman have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.
XL-Bermuda is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL-Bermuda files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL-Bermuda, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information XL-Bermuda files with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that XL-Bermuda files after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, which have been filed by XL-Ireland (the predecessor registrant to XL-Bermuda) with the SEC (SEC file number 1-10804), and any future filings made by XL-Bermuda pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, unless otherwise indicated, any document or information that is, or is deemed to be, furnished and not filed in accordance with applicable SEC rules):
•
Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 6, 2016;

•
Proxy Statement on Schedule 14A for the Annual General Meeting of Holders of Ordinary Shares of XL Group Ltd held on May 13, 2016, filed on March 16, 2016;

•
Proxy Statement on Schedule 14A for the Special Court-Ordered Meeting and Extraordinary General Meeting of Holders of Ordinary Shares held on June 23, 2016, filed on May 11, 2016 (the ”Scheme Proxy Statement”);

•
Current Reports on Form 8-K filed on February 29, 2016, May 19, 2016, June 23, 2016, July 13, 2016 and July 25, 2016; and

•
the description of XL Group Ltd’s common shares included in the Scheme Proxy Statement, set forth in the section “Description of XL Group Ltd Share Capital,” including any amendment or report filed for the purposes of updating such description, and specifically including the Memorandum of Association and Bye-laws of XL Group Ltd filed as Exhibits 3.3 and 3.4 to the Current Report on Form 8-K filed on July 25, 2016.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents. You may request such documents by contacting us at:
XL Group
Investor Relations
100 Washington Boulevard
6th Floor
Stamford, CT 06902
Telephone: (203) 964-3470
Fax: (203) 964-3444
Email: investorinfo@xlgroup.com
We have not authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that they have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.
RISK FACTORS
Investment in our securities involves various risks. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016, in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 6, 2016 and in the Scheme Proxy Statement, each filed by XL-Ireland (as predecessor registrant to XL-Bermuda) and any future filings made by XL-Bermuda pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.
XL GROUP LTD, XL GROUP PLC AND XLIT LTD.
XL-Bermuda, through its subsidiaries, including XL-Ireland and XL-Cayman, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.

XL-Bermuda is incorporated in Bermuda as an exempted company. XL-Bermuda’s principal executive offices are located at O’Hara House, One Bermudiana Road, Hamilton, HM08, Bermuda. XL-Bermuda’s telephone number is (441) 292-8515. XL-Bermuda’s website address is www.xlgroup.com. The information contained on XL-Bermuda’s website is not incorporated by reference into this prospectus.
XL-Ireland is incorporated in Ireland as a public limited company. XL-Ireland’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL-Ireland’s telephone number is +353 (1) 405-2033.
XL-Cayman is incorporated in the Cayman Islands as an exempted company and is a wholly owned subsidiary of XL-Ireland. XL-Cayman’s principal executive offices are located at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland. XL-Cayman’s telephone number is +353 (1) 405-2033.
You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “anticipate,” “may,” “could” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:
•
changes in the size of our claims relating to unpredictable natural or man-made catastrophe losses, such as hurricanes, typhoons, floods, nuclear accidents or terrorism, due to the preliminary nature of some reports and estimates of loss and damage to date;

•
changes in the number of insureds and ceding companies impacted or the ultimate number and value of individual claims relating to the second quarter of 2016 natural catastrophe events due to the preliminary nature of reports and estimates of loss and damage to date;

•
the potential exit of member states from the European Union, including the United Kingdom, and the potential financial turmoil and uncertainty that could impact our investment portfolio, the impact on our operations both in the United Kingdom and the European Union, the impact on the insurance and reinsurance markets generally and in particular those located in London and any resulting changes to laws and regulations that impact our business;

•
the continuation of downward trends in rates for property and casualty insurance and reinsurance;

•
the availability, cost or quality of ceded reinsurance, and the timely and full recoverability of such reinsurance, or other amounts due to us, or changes to our projections relating to such recoverables;

•
actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than we anticipated;

•
increased competition on the basis of pricing, capacity, coverage terms or other factors, such as the increased inflow of third-party capital into reinsurance markets, which could harm our ability to maintain or increase our business volumes or profitability;

•
greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•
the impact of changes in the global financial markets, such as the effects of inflation on our business including on pricing and reserving, changes in interest rates, credit spreads and foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of our investments, future financing activities and access to such markets, our ability to pay claims or general financial condition;

•
the effects of climate change (such as changes to weather patterns, sea levels or temperatures) on our business, which our modeling or risk management practices may not adequately address due to the uncertain nature of climate change;

•
our ability to successfully implement our business strategy;

•
our ability to successfully attract and raise additional third party capital for existing or new investment vehicles;

•
changes in credit ratings or rating agency policies or practices, which could trigger cancelation provisions in our assumed reinsurance agreements or an event of default under our credit facilities;

•
the potential for changes to methodologies, estimations and assumptions that underlie the valuation of our financial instruments, that could result in changes to investment valuations;

•
changes to our assessment as to whether it is more likely than not that we will be required to sell, or have the intent to sell, available for sale fixed maturity securities before their anticipated recovery;

•
unanticipated constraints on our liquidity, including the availability of borrowings and letters of credit under our credit facilities, that inhibit our ability to support our operations, including our ability to underwrite policies and pay claims;

•
the ability of our subsidiaries to pay dividends to XL-Bermuda, XL-Ireland, XL-Cayman and Catlin Insurance Company Ltd;

•
changes in regulators or regulation applicable to us, such as changes in regulatory capital balances that our operating subsidiaries must maintain, or to our brokers or customers;

•
the effects of business disruption, economic contraction or economic sanctions due to unpredictable global political and social conditions such as war, terrorism or other hostilities, or pandemics;

•
the actual amount of new and renewal business and acceptance of our products and services, including new products and services and the materialization of risks related to such products and services;

•
changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

•
bankruptcies or other financial concerns of companies insofar as they affect P&C insurance and reinsurance coverages or claims that we may have as a counterparty;

•
the loss of key personnel;

•
the effects of mergers, acquisitions and divestitures, including our ability to modify our internal control over financial reporting, changes to our risk appetite and our ability to realize the strategic value or financial benefits expected, in each case, as a result such transactions;

•
changes in general economic conditions, including new or continued sovereign debt concerns in Euro-Zone countries or emerging markets such as Brazil or China, or governmental actions for the purpose of stabilizing financial markets;

•
changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof;

•
judicial decisions and rulings, new theories of liability or emerging claims coverage issues, legal tactics and settlement terms; and

•
the other factors set forth in the documents incorporated by reference, which are on file with the SEC.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated herein or elsewhere. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS
Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
The following table shows the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends of XL-Ireland and its subsidiaries for each of the periods indicated:
	(Unaudited) Three Months Ended	Fiscal Year Ended December 31,
	March 31, 2016(1)	2015(1)	2014(1)	2013(1)	2012(1)	2011(1)
Ratio of earnings to fixed charges	3.4	9.1	3.2	7.6	5.0	(0.4)
Ratio of earnings to combined fixed charges and preference dividends	1.7	6.3	2.1	5.2	3.5	(0.3)

(1)
We computed the foregoing ratios by dividing (a) income from continuing operations before income taxes, non-controlling interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (b) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
XL-Bermuda may offer from time to time under this prospectus, separately or together:
•
common shares;

•
preference shares;

•
depositary shares;

•
warrants to purchase common shares of XL-Bermuda;

•
purchase contracts;

•
purchase units, each representing ownership of one or more purchase contracts and, as security for the holder’s obligation to purchase common shares under the share purchase contract, any one or more of  (1) debt securities of XL-Bermuda (which may be senior or subordinated), (2) debt or equity obligations of third parties, including U.S. Treasury securities of XL-Bermuda, (3) preference shares of XL-Bermuda, or (4) debt securities of XL-Cayman (which may be senior or subordinated);

•
unsecured senior or subordinated debt securities; and

•
guarantees of unsecured senior or subordinated debt securities of XL-Cayman.

XL-Ireland may offer from time to time, prior to the XL-Ireland Release, under this prospectus guarantees of unsecured senior or subordinated debt securities of XL-Cayman.
XL-Cayman may offer from time to time under this prospectus unsecured senior or subordinated debt securities guaranteed by XL-Bermuda and, prior to the XL-Ireland Release, XL-Ireland.
References to “XL-Bermuda,” “we,” “our” or “us” in “Description of XL Group Ltd Share Capital,” “Description of XL Group Ltd Common Shares,” “Description of XL Group Ltd Preference Shares,” “Description of XL Group Ltd Depositary Shares,” “Description of XL Group Ltd Common Share Warrants,” “Description of XL Group Ltd Purchase Contracts and Purchase Units” and “Description of Debt Securities and Guarantees” refer solely to XL Group Ltd and not its subsidiaries. References to “XL-Ireland” in “Description of Debt Securities and Guarantees” refer solely to XL Group plc and not its subsidiaries. References to “XL-Cayman” in “Description of Debt Securities and Guarantees” refer solely to XLIT Ltd. and not its subsidiaries.

DESCRIPTION OF XL GROUP LTD SHARE CAPITAL
Our authorized share capital is US$9,999,900 divided into 500,000,000 common shares with a par value of  $0.01 per share, and 499,990,000 shares, which may include preference shares, with a par value of $0.01 per share. As of 7:00 a.m. (Eastern time) on July 25, 2016, we had 274,842,659 issued and outstanding common shares and no other issued and outstanding shares. All issued and outstanding shares are fully paid and nonassessable.
XL-Bermuda’s bye-laws authorize the XL-Bermuda Board of Directors (the “XL-Bermuda Board”), without shareholder approval, but subject to the provisions of XL-Bermuda’s bye-laws, the limitations prescribed by law and without prejudice to any special rights previously conferred on holders of any existing class or series of shares of XL-Bermuda, to issue, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or securities which are convertible into or exchangeable for shares, at such time, for such consideration and on such terms and conditions as the XL-Bermuda Board may determine.
The XL-Bermuda Board is authorized, pursuant to XL-Bermuda’s bye-laws and without shareholder approval, but subject to the provisions of XL-Bermuda’s bye-laws, the limitations prescribed by law and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, to issue and allot non-voting common shares that do not entitle the holders thereof to voting rights.
XL-Bermuda’s bye-laws authorize the XL-Bermuda Board, without shareholder approval, but subject to the provisions of XL-Bermuda’s bye-laws, the limitations prescribed by law and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, to issue shares in one or more series and if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series.
Each such share will have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into the XL-Bermuda common shares or voting or otherwise, as the XL-Bermuda Board may determine on or before its allotment.
Except as otherwise specified below, references to voting by shareholders of XL-Bermuda are references to voting by holders of shares entitled to attend and vote generally at general meetings of the shareholders of XL-Bermuda.

DESCRIPTION OF XL GROUP LTD COMMON SHARES
General
The following description of our common shares is a summary. You should refer to the provisions of our memorandum of association and our bye-laws. Rights under the common shares are subject to Bermuda law, including the Bermuda Companies Act 1981 as amended (the “Bermuda Companies Act”), as described in this prospectus.
Pre-emption Rights, Share Warrants and Share Options
Under Bermuda law, there are no statutory pre-emption rights and therefore, no shareholder of a Bermuda company has an automatic pre-emptive right to subscribe for additional issuances of a company’s shares unless, and to the extent that, such right is attached to a class of shares on issue or is otherwise expressly granted to the shareholder under the bye-laws of such company or under any contract between the shareholder and the company. XL-Bermuda’s bye-laws do not grant pre-emptive rights to shareholders.
XL-Bermuda’s bye-laws provide that the XL-Bermuda Board is authorized to issue share warrants and share options by a resolution of the XL-Bermuda Board and such share warrants and share options are contractual obligations of XL-Bermuda.
XL-Bermuda is subject to the rules of the NYSE requiring shareholder approval of certain share issuances.
Dividends
Under the bye-laws of XL-Bermuda and in accordance with the Bermuda Companies Act, the XL-Bermuda Board may from time to time declare dividends, or distributions out of contributed surplus (either in cash or in specie, including in shares of XL-Bermuda) to be paid to the shareholders in proportion to the number of shares held by them, and in accordance with their rights and interests, including such interim dividends as appear to the XL-Bermuda Board to be justified by the position of XL-Bermuda.
XL-Bermuda’s bye-laws authorize the XL-Bermuda Board, in its discretion (but subject to any rights or restrictions at the time lawfully attached to any class or series of shares, and subject to XL-Bermuda’s bye-laws and the solvency requirements discussed below), to declare such dividends and determine that any dividend shall be paid in cash or wholly or partly in specie, in which case the XL-Bermuda Board may fix the value for distribution in specie of any assets.
XL-Bermuda’s bye-laws provide that no dividend or distribution payable by XL-Bermuda will bear interest against XL-Bermuda and the XL-Bermuda Board may deduct from any such dividend or distribution all sums of money (if any) presently payable by him or her to XL-Bermuda on account of calls or otherwise in respect of shares of XL-Bermuda. Any dividend, or distribution out of contributed surplus, unclaimed for a period of six years from the date of declaration of such dividend or distribution will be forfeited and will revert and belong to XL-Bermuda.
Under the Bermuda Companies Act, a company may not (i) declare a dividend or (ii) make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (x) the company is or would, after the payment, be unable to pay its liabilities as they become due or (y) the realizable value of the company’s assets would thereby be less than its liabilities.
Under XL-Bermuda’s bye-laws, a majority of the XL-Bermuda Board may fix, in advance, a record date for determining the shareholders entitled to receive any dividend or distribution.
Repurchased and redeemed XL-Bermuda common shares may be cancelled or held as treasury shares in accordance with the Bermuda Companies Act and on such terms as the XL-Bermuda Board thinks fit.
There is no distinction between interim and final dividends in Bermuda as the declaration and payment of dividends is at the discretion of the XL-Bermuda Board. Once the XL-Bermuda Board declares and pays a dividend, only then will the XL-Bermuda Board be obliged to pay the dividend to XL-Bermuda common shareholders, subject to the solvency requirements discussed above and any other conditions set by the XL-Bermuda Board. Directors must also consider that the dividend declaration is in the interests of XL-Bermuda.

Share Repurchases, Redemptions and Conversions
Repurchases and Redemptions by XL-Bermuda
Under XL-Bermuda’s bye-laws, the XL-Bermuda Board may exercise all of the powers of XL-Bermuda to purchase or acquire all or any part of its own shares at any price and upon such terms as the XL-Bermuda Board may in its discretion determine, provided always that such acquisition is in accordance with the Bermuda Companies Act. Further XL-Bermuda may acquire its own shares as treasury shares in accordance with the Bermuda Companies Act and on such terms as the XL-Bermuda Board think fit. The Bermuda Companies Act prohibits XL-Bermuda from exercising the rights to attend and vote at a general meeting of XL-Bermuda that attach to any treasury shares acquired by XL-Bermuda.
XL-Bermuda must satisfy the solvency requirements under the Bermuda Companies Act if it is to purchase its shares and may not purchase its own shares if, on the date on which the purchase is to be effected, there are reasonable grounds for believing that XL-Bermuda is, or after the purchase would be, unable to pay its liabilities as they become due.
Bonus Shares
Under XL-Bermuda’s bye-laws, the XL-Bermuda Board may capitalize any part of the amount standing to the credit of  (i) any of XL-Bermuda’s share premium or other reserve accounts or funds; or (ii) the profit and loss account or otherwise, available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to XL-Bermuda’s shareholders.
Consolidation and Division; Subdivision
Under its bye-laws, XL-Bermuda may, by resolution of the XL-Bermuda shareholders passed by more than 50% of the votes cast at a meeting of shareholders, divide any or all of its share capital into shares of smaller par value than its existing shares (often referred to as a stock split) or consolidate any or all of its share capital into shares of larger par value than its existing shares (often referred to as a reverse stock split).
Reduction of Share Capital
XL-Bermuda may, by resolution of the XL-Bermuda shareholders and by publishing the intent to reduce its capital in a local newspaper, reduce its authorized but unissued share capital, or its issued share capital, in any way and on such terms as it sees fit, pursuant to the Bermuda Companies Act. Under the Bermuda Companies Act, a Bermuda company may agree in its bye-laws that no shareholder approval of such share capital reduction is required. However, for these purposes, XL-Bermuda’s bye-laws require more than 50% of the votes cast by XL-Bermuda shareholders at a meeting of shareholders to pass the resolution, provided a reduction of issued share capital shall require the affirmative vote of 75% of votes cast by shareholders present or represented by proxy and voting at such general meeting. Where any such share capital reduction is carried out, XL-Bermuda must file a memorandum of reduction of share capital with the Bermuda Registrar of Companies.
Voting
Subject to the rights, if any, of the holders of any series of preferred shares, if and when issued and subject to applicable law, each holder of XL-Bermuda common shares is entitled to one vote per share and all voting rights will be vested in those holders of record on the applicable record date on all matters voted on by the XL-Bermuda shareholders. However, if, and for so long as, the votes conferred by the XL-Bermuda Controlled Shares (as defined below) of any person constitute 10% or more of the votes conferred by the issued shares of the company, the voting rights with respect to the XL-Bermuda Controlled Shares of such person will be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in XL-Bermuda’s bye-laws. “XL-Bermuda Controlled Shares” of a person (as defined in XL-Bermuda’s bye-laws) include (1) all XL-Bermuda shares owned directly, indirectly or constructively by that person (within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended) or (2) all XL-Bermuda shares owned directly, indirectly or constructively by that person or any “group” of which that person is a part, within the meaning of Section 13(d)(3) of the Exchange Act.

Holders of XL-Bermuda common shares will have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors to the XL-Bermuda Board can elect 100% of the directors to the XL-Bermuda Board and the holders of the remaining shares will not be able to elect any directors to the XL-Bermuda Board.
Shareholder decisions are generally taken by resolution at general meetings. Resolutions generally require approval by a simple majority of the votes cast at the meeting or by such higher majority as set out in the bye-laws or by statute. Matters requiring more than a simple majority resolution as a matter of Bermuda statutory law include, among other things, entering into a scheme of arrangement or merger (75%) (subject to reduction as set forth in XL-Bermuda’s bye-laws) and removing an auditor (66 2/3%).
Variation of Rights Attaching to a Class of Shares
Under the Bermuda Companies Act, the rights attaching to any class of shares may be varied by the consent of the holders of those issued shares at such threshold as set out in the bye-laws.
Variation of any special rights attached to any class of issued shares of XL-Bermuda must, in accordance with XL-Bermuda’s bye-laws, be approved by (i) the consent in writing of the holders of all of the issued and outstanding shares of that class; or (ii) with the sanction of a resolution passed by two-thirds (2/3) of the votes cast at a separate general meeting of the shareholders of the class at which meeting the necessary quorum must be two persons at least holding or representing by proxy one-third (1/3) of the issued shares of the class.
The rights conferred upon the shareholders of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
In addition, where the rights attaching to any class of shares are varied in accordance with the relevant bye-laws, the holders of at least 10% of the issued shares of that class could apply to the Bermuda Court to have the variation cancelled.
Inspection of Books and Records
Pursuant to XL-Bermuda’s bye-laws, the XL-Bermuda Board is required to keep records of account at XL-Bermuda’s registered office for inspection by the directors. Where the records of account are held in a location outside of Bermuda, the directors are required to keep at XL-Bermuda’s office such records as will enable the directors to ascertain with reasonable accuracy the financial position of XL-Bermuda at the end of each three month period. The shareholders of XL-Bermuda have no right to inspect any accounting record or book or document of XL-Bermuda except as provided for by law or as authorized by the XL-Bermuda Board.
XL-Bermuda must also keep a register of shareholders at its registered office in Bermuda for inspection and the Secretary of XL-Bermuda is required to establish and maintain a register of directors and officers for public inspection as prescribed by the Bermuda Companies Act. In addition, XL-Bermuda must file with the Bermuda Registrar of Companies a list of its directors containing, in the case of an individual director, his or her first and last name and address, or, in the case of a company acting as director, its name and registered office address. As a Bermuda company whose shares are listed on an appointed stock exchange (i.e. the NYSE), XL-Bermuda may, in addition to its register of members at its registered office, keep one or more branch registers in a location outside of Bermuda. However, such branch register(s) must be kept in the same manner in which the register of members in Bermuda must be kept.
Acquisitions
Amalgamations and Mergers
Under the Bermuda Companies Act, the amalgamation or merger of a Bermuda company with another company (wherever incorporated) (other than certain affiliated companies) requires, subject to the company’s bye-laws, the amalgamation or merger to be approved by the company’s board of directors and by its shareholders. The Bermuda Companies Act prescribes approval by 75% of shareholders but permits companies to reduce this in its bye-laws to a simple majority.

The XL-Bermuda bye-laws require that any amalgamation or merger must be approved by (1) 75% of the votes cast by shareholders of XL-Bermuda present or represented by proxy and voting at a general meeting or (2) if the XL-Bermuda Board has unanimously approved the proposed amalgamation or merger, a majority of votes cast by shareholders of XL-Bermuda present or represented by proxy and voting at such general meeting.
For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. Holders of a separate class of shares are entitled to a separate class vote if the rights of such class would be varied by virtue of the amalgamation or merger.
Schemes of Arrangement
Bermuda companies are able to apply to the Bermuda Supreme Court (the “Bermuda Court”) under Section 99 of the Bermuda Companies Act to obtain the Bermuda Court’s sanction of a proposed scheme of arrangement. Schemes may be transfer schemes or cancellation schemes but, unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test or obtain the agreement of all of its creditors to the scheme. In either case, dissenting shareholders do not have express statutory appraisal rights, but the Bermuda Court will only sanction a scheme if it is fair. Shares owned by the offeror can be voted to approve the scheme but the Bermuda Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.
Under the Bermuda Companies Act, any scheme must be approved by a majority in number representing three quarters in value of the shareholders present and voting either in person or by proxy at the requisite special general meeting.
A Bermuda company may effect a squeeze-out of a minority shareholder in a Bermuda company by way of a general offer followed by a squeeze-out under Section 102 of the Bermuda Companies Act. Broadly, if the offer is approved by the holders of 90% in value of the shares which are the subject of the offer, the offeror can compulsorily acquire the shares of dissenting shareholders. Shares owned by the offeror or its subsidiaries or their nominees at the date of the offer do not, however, count towards the 90%. If the offeror or any of its subsidiaries or any nominee of the offeror, or any of its subsidiaries together already own more than 10% of the shares in the subject company at the date of the offer, the offeror must offer the same terms to all holders of the same class and the holders who accept the offer, besides holding not less than 90% in value of the shares, must also represent no less than 75% in number of the holders of those shares, although the additional restrictions should not apply if the offer is made by a subsidiary of a parent (where the subsidiary does not own more than 10% of the shares of the subject company) even where the parent owns more than 10% of the shares of the subject company, provided that the subsidiary and the parent are not nominees.
The 90% acceptance must be obtained within four months after the making of the offer and, once obtained, the compulsory acquisition may be commenced within two months of the acquisition of the 90%. Dissenting shareholders do not have express appraisal rights but are entitled to seek relief  (within one month of the compulsory acquisition notice) from the Bermuda Court which has power to make such orders as it thinks fit.
There is an alternative squeeze-out mechanism exercisable by the holders of 95% or more of the shares or any class of shares serving notice on the remaining shareholders or class of shareholders under Section 103 of the Bermuda Companies Act. Dissenting shareholders have a right to apply to the Bermuda Court within one month of the compulsory acquisition notice to have the value of their shares appraised by the Bermuda Court, but these appraisal rights differ from the appraisal rights in a merger, in that under Section 103 of the Bermuda Companies Act, if one dissenting shareholder applies to court and is successful in obtaining a higher valuation, that valuation must be paid to all shareholders being squeezed out.
Appraisal Rights
Under the Bermuda Companies Act, a dissenting shareholder of an amalgamating or merging company who did not vote in favor of the amalgamation or merger and does not believe it has been offered fair value for its shares may within one month of the giving of the notice calling the meeting at which the amalgamation or merger was decided upon apply to the Bermuda Court to appraise the fair value of its shares. Where the Bermuda Court has appraised any such shares and the amalgamation or merger has not been consummated before the appraisal then, within one month of the Bermuda Court appraising the value of the shares, the company is entitled to either: (i) pay to the dissenting shareholder an amount equal to the value of its shares as appraised by the Bermuda Court or (ii) terminate the amalgamation or merger agreement in accordance with the Bermuda Companies Act.
Where the Bermuda Court has appraised the fair value of any shares and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Bermuda Court appraising the value of the shares, if the amount (if any) paid to the dissenting shareholder for his or her shares is less than that appraised by the Bermuda Court, the amalgamated or surviving company must pay to such shareholder the difference between the amount paid to such shareholder and the value appraised by the Bermuda Court.
There is no right of appeal from an appraisal by the Bermuda Court. The costs of any application to the Bermuda Court to appraise the fair value of any shares will be allocated between the company and the shareholder in the discretion of the Bermuda Court.
Disclosure of Interests in Shares
Under Bermuda law, securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include the XL-Bermuda common shares, are listed on an appointed stock exchange (the NYSE is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed.
In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of XL-Bermuda common shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.
Anti-Takeover Provisions
Bermuda law does not include any takeover regulations applicable to shareholders of Bermuda companies.
XL-Bermuda’s bye-laws provide that the XL-Bermuda Board must decline to register a transfer of shares if it appears to the XL-Bermuda Board that the effect of such transfer would be to increase the number of the XL-Bermuda Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of XL-Bermuda.
Corporate Governance
XL-Bermuda’s bye-laws allocate authority over the management of XL-Bermuda to the XL-Bermuda Board who may exercise all the powers of XL-Bermuda (except those powers that are required by the Bermuda Companies Act and XL-Bermuda’s bye-laws to be exercised by the shareholders of XL-Bermuda). The XL-Bermuda Board may delegate management (including its powers, discretions and authorities) of XL-Bermuda to committees of the XL-Bermuda Board or to any company, firm or person or any fluctuating body of persons for such period and subject to such conditions as the XL-Bermuda Board may think fit. Regardless of any delegation, the XL-Bermuda directors cannot absolve themselves entirely of their responsibility by delegation to others.
Duration; Dissolution; Rights upon Liquidation
XL-Bermuda’s duration is unlimited. XL-Bermuda may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholder’s voluntary winding up, the company must be solvent and a special resolution of the shareholders is required. XL-Bermuda may also be dissolved by way of court order on the application of a creditor.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of XL-Bermuda, the holders of XL-Bermuda common shares will be entitled to share equally in any of the assets available for distribution after XL-Bermuda has paid in full all of its debts and after the holders of all series of XL-Bermuda’s outstanding preferred shares, if any, have received their liquidation preferences in full.
The rights of the shareholders to a return of XL-Bermuda’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in XL-Bermuda’s bye-laws or the terms of any shares issued by the Board of Directors of XL-Bermuda from time to time. The holders of preference shares, in particular, may have the right to priority over common or other shareholders in a dissolution or winding up of XL-Bermuda.
No Share Certificates
It is not intended that XL-Bermuda will issue share certificates unless certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system, or the terms of issue of any class or series of its shares.
Under the bye-laws of XL-Bermuda, holders of XL-Bermuda common shares will have no right to certificates for their shares, except on request. Holders’ rights to request certificates for shares are subject to any resolution of the Board of Directors of XL-Bermuda determining otherwise.
Stock Exchange Listing
The XL-Bermuda common shares are listed on the NYSE under the symbol “XL,” and on the Bermuda Stock Exchange under the symbol “XL.BH”, the same symbol under which the XL-Ireland ordinary shares were listed.
No Sinking Fund
The XL-Bermuda common shares will have no sinking fund provisions.
Transfer and Registration of Shares
The XL-Bermuda share register is maintained by its transfer agent. Registration in this share register is determinative of membership in XL-Bermuda. A shareholder of XL-Bermuda who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in XL-Bermuda’s official share register, as the depository or other nominee will remain the record holder of such shares.
The XL-Bermuda Board may in its absolute discretion, and without providing a reason, refuse to register the transfer of a share, subject to any limitation on such right of the XL-Bermuda Board imposed by law.
The XL-Bermuda Board may also refuse to register a transfer unless the shares of XL-Bermuda are (i) listed on an appointed stock exchange (of which the NYSE is one) or (ii) (A) a duly executed instrument of transfer is provided to XL-Bermuda or XL-Bermuda’s transfer agent accompanied by the certificate (if any has been issued) in respect of the shares to which it relates and by such other evidence as the XL-Bermuda Board may reasonably require to show the right of the transferor to make the transfer, (B) the instrument of transfer is only in respect of one class of shares, and (C) all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction have been obtained (if required).
Among other things, the XL-Bermuda Board may also decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration. The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as the XL-Bermuda Board may from time to time determine (except as may be required by law). Further, XL-Bermuda’s bye-laws provide that the XL-Bermuda Board must decline to register a transfer of shares if it appears to the XL-Bermuda Board that the effect of such transfer would be to increase the number of the XL-Bermuda Controlled Shares of any person to 10% or more of any class of voting shares of the total issued shares or of the voting power of the company.
If the XL-Bermuda Board refuses to register a transfer of any share, it must send to the transferee notice of the refusal within thirty days after the date on which the instrument of transfer was lodged with XL-Bermuda.
Shares listed on an appointed stock exchange, such as the NYSE, may be transferred by any means permitted by the rules of such exchange.
Incentive Equity Plans
We maintain the 1991 Performance Incentive Program, as amended and restated effective May 13, 2016 (the “1991 Program”), which provides for grants to our employees of non-qualified or incentive stock options, restricted stock, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”) related to common shares. Pursuant to the amendment and restatement of the 1991 Program, non-employee directors have been removed as eligible participants in the 1991 Program; no awards have been made to our non-employee directors since April 29, 2005. The 1991 Program is administered by the compensation committee of the XL-Bermuda Board or another committee designated by the XL-Bermuda Board (the “Compensation Committee”). Options may be granted with or without SARs. Grant prices are established at the fair market value of our common shares at the date of grant. Options and SARs have a life of no longer than 10 years and vest as set forth at the time of grant.
Restricted stock and restricted share units settled in common shares issued under the 1991 Program vest over such period as the Compensation Committee may approve. These grants contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. The grant recipients generally have the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends, or dividend equivalent units, and the right to vote such restricted stock.
Performance units granted under the 1991 Program generally vest and pay out in an amount of common shares ranging from 0% to 200% of the number of performance units granted contingent on the achievement of performance metrics established by the Compensation Committee at the end of the specified performance period. Performance units do not have dividend rights, nor do they provide the participant the right to vote.
We also maintain the Directors Stock & Option Plan, as amended and restated effective May 13, 2016 (the “Directors’ Plan”), which provides for grants to non-employee directors of non-qualified options, restricted stock and restricted stock units related to common shares. Stock options granted under the Directors’ Plan have an exercise price of no less than 100% of the fair market value of the underlying share on the date of grant and the term of the options are not longer than 10 years. No stock options have been granted to our non-employee directors since 2014. A non-employee director who receives a grant of restricted stock has the rights and privileges of a shareholder as to the restricted stock, including the right to receive dividends, or dividend equivalent units, and the right to vote such restricted stock. Restricted stock unit awards provide for the delivery of a number of shares equal to the number of restricted stock units at the time and subject to the terms and conditions established by the XL-Bermuda Board of Directors.
During the years ended December 31, 2015, 2014 and 2013 XL-Ireland granted: 1,974 thousand, 1,025 thousand and 1,047 thousand options, respectively, to purchase XL-Ireland ordinary shares to our directors and employees related to our incentive equity plans; 44 thousand, 46 thousand and 181 thousand shares, respectively, of our restricted stock to our directors and employees related to incentive equity plans; 1,534 thousand, 1,867 thousand and 1,803 thousand restricted stock units, respectively, which settle in common shares as described above, to our employees related to our incentive equity plans; and 781 thousand, 572 thousand and 656 thousand performance units, respectively, which settle in common shares as described above, to our employees related to our incentive equity plans.

DESCRIPTION OF XL GROUP LTD PREFERENCE SHARES
General
We are authorized to issue up to 999,990,000 shares, consisting of 500,000,000 common shares with a par value of  $0.01 per share and 499,990,000 shares with a par value of  $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue shares with such preferred, deferred or other special rights and privileges or such limitations, conditions and restrictions, whether in regard to dividend, voting, return of capital, conversion, redemption or otherwise, as the board of directors may from time to time determine.
The following is a description of certain general terms and provisions of the shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference shares”). The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
The following description of our preference shares is a summary. You should refer to the provisions of our memorandum of association, our bye-laws and the terms of each class or series of the preference shares that will be filed with the SEC at or prior to the time of issuance of such class or series of the preference shares and described in the applicable prospectus supplement. Rights under the preference shares are subject to the Bermuda Companies Act, as described in this prospectus.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to such class or series of preference shares and, in accordance with XL-Bermuda’s bye-laws, shall be set forth in a Certificate of Designation in the minutes of the XL-Bermuda Board authorizing the issuance of such shares and such Certificate of Designations shall be attached as an exhibit to the bye-laws of XL-Bermuda, but shall not form part of such bye-laws, and may be examined by any shareholder of XL-Bermuda on request (each, a “Certificate of Designation”).
The board of directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:
•
whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

•
the dividend rate and rights in respect of dividends on the preference shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•
the liquidation preference per share of that class or series of preference shares, if any;

•
the voting powers, if any, of the preference shares of that class or series;

•
any redemption and sinking fund provisions applicable to that class or series of preference shares;

•
any conversion provisions applicable to that class or series of preference shares; and

•
the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends
Holders of preference shares will be entitled to receive out of distributable profits of XL-Bermuda, when, as and if declared and paid by the XL-Bermuda Board, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement and Certificate of Designation. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, such class or series of preference shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the common shares and generally we may not redeem or purchase any common shares.
For a discussion of limitations on funds available to us for the payment of dividends, see “Description of XL Group Ltd. Common Shares — Dividends.”
Voting Rights
The holders of the preference shares shall not, except as required by law or as set forth in the applicable prospectus supplement and Certificate of Designation, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference shares shall be entitled to vote, they shall be entitled to one vote for each share held.
Unless otherwise stated in the applicable prospectus supplement and Certificate of Designation, if six or more full quarterly dividends (whether consecutive or not) on any series of preference shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference share entitling the holder thereof to one vote.
Any director who shall have been elected by holders of preference shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference shares of all series given at a special meeting of such shareholders called for such purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference shares. At the end of the voting period, the holders of preference shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.
In addition, certain transactions that would vary the rights of the holders of any series of outstanding preference shares cannot be made, in accordance with XL-Bermuda’s bye-laws, without (i) the consent in writing of the holders of all of the issued and outstanding shares of that class, or (ii) with the sanction of a resolution passed by two-thirds (2/3) of the votes cast at a separate general meeting of the shareholders of the class, at which meeting the necessary quorum must be two persons at least holding one-third (1/3) of the issued shares of the class.
Ranking
The preference shares will rank senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL-Bermuda. Without the requisite vote of holders of the preference shares to vary the rights of such holders, as described above under “— Voting Rights,” no class or series of capital shares can be created ranking senior to the preference shares as to dividend rights or liquidation preference.

Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of preference shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference shares of such series and any of our other preference shares ranking as to any such distribution on a parity with our preference shares of such series are not paid in full, the holders of our preference shares of such series and of such of our other preference shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation, merger or amalgamation with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL-Bermuda.
Redemption Provisions
The preference shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.
Conversion and Exchange Rights
The preference shares, if convertible, will only be convertible into our common shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference shares is convertible into common shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement and Certificate of Designation relating to such series of preference shares. Such terms will include:
(1)
in the case of any series of preference shares that is convertible into common shares:

a.
the number of common shares into which preference shares of such series are convertible;

b.
the conversion price (or manner of calculation thereof);

c.
the conversion period;

d.
provisions as to whether conversion will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event);

e.
the events requiring an adjustment of the conversion price; and

f.
provisions affecting conversion in the event of the redemption of such series of preference shares; and

(2)
in the case of any series of preference shares that is exchangeable into debt securities:

a.
the principal amount of debt securities into which preference shares of such series are exchangeable;

b.
the exchange period; and

c.
provisions as to whether the exchange will be at the option of the holders of such series of preference shares, at our option or automatic (upon a specified date or upon the occurrence of a specified event).

Any exchange of preference shares into debt securities will be carried out in a manner described in the applicable prospectus supplement and may be accomplished through a redemption of the preference shares and issuance of new debt securities if so specified.
Miscellaneous
Our preference shares will have no statutory pre-emption rights. All of our preference shares, upon payment in full therefor, will be fully paid and nonassessable.

DESCRIPTION OF XL GROUP LTD DEPOSITARY SHARES
General
XL-Bermuda may issue depositary shares that represent preference shares, the particular terms of which, together with related agreements and receipts, will be described in the prospectus supplement and Certificate of Designation relating to those depositary shares. The following description of depositary shares that represent preference shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preference shares, which will be filed with the SEC promptly after the offering of that series of preference shares.
The preference shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preference share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preference share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preference shares described in the applicable prospectus supplement.
A holder of depositary shares will be entitled to receive the preference shares (but only in whole preference shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preference shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess of the whole number of depositary shares.
Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.
Dividends and Other Distributions
The preference share depositary will distribute all cash dividends or other cash distributions in respect of the preference shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.
If there is a distribution other than in cash in respect of the preference shares, the preference share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preference share depositary determines that it is not feasible to make such a distribution. In that case, the preference share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we, or the preference share depositary, are required to withhold on account of taxes.
Conversion and Exchange
If any preference share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement and Certificate of Designation, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares
Whenever we redeem a preference share held by the preference share depositary, the preference share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preference shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preference shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.
Voting
Upon receipt of notice of any meeting at which the holders of any preference shares underlying the depositary shares are entitled to vote, the preference share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preference shares) may then instruct the preference share depositary as to the exercise of the voting rights pertaining to the number of preference shares underlying that holder’s depositary shares. The preference share depositary will try to vote the number of preference shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preference share depositary deems necessary to enable the preference share depositary to do so. The preference share depositary will abstain from voting the preference shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preference shares.
Record Date
Whenever
•
any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preference shares; or

•
the preference share depositary receives notice of any meeting at which holders of preference shares are entitled to vote or of which holders of preference shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preference share, the preference share depositary will in each instance fix a record date (which will be the same as the record date for the preference shares) for the determination of the holders of depositary receipts:
•
who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement
We and the preference share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preference share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preference shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary
We will pay all charges of the preference share depositary, including charges in connection with the initial deposit of the preference shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preference share is entitled to vote, withdrawals of the preference share by the holders of depositary receipts or redemption or conversion of the preference share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preference shares.
Miscellaneous
Neither we nor the preference share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preference share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preference share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the preference share depositary may rely on advice of or information from counsel, accountants or other persons that we and the preference share depositary believe to be competent and on documents that we and the preference share depositary believe to be genuine.
The preference share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preference share depositary and the successor depositary has not accepted its appointment within 60 days after the preference share depositary delivered a resignation notice to us, the preference share depositary may terminate the deposit agreement. See “Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF XL GROUP LTD COMMON SHARE WARRANTS
General
XL-Bermuda may issue common share warrants independently or together with any securities offered by any prospectus supplement and such common share warrants may be attached to or separate from such securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between XL-Bermuda and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the common share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of common share warrant certificates or beneficial owners of common share warrants.
The following summaries of certain provisions of the warrant agreement and common share warrant certificate are not complete. You should look at the warrant agreement relating to, and the common share warrant certificate representing, a series of common share warrants.
The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Common share warrants for the purchase of common shares will be offered and exercisable for U.S. dollars only and will be in registered form only.
Terms
An applicable prospectus supplement will set forth and describe other specific terms regarding each series of common share warrants offered hereby, including:
(1)
the offering price;

(2)
the number of common shares purchasable upon exercise of each such common share warrant and the price at which such number of common shares may be purchased upon such exercise;

(3)
the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire; and

(4)
any other terms of such common share warrants.

Exercise of Common Share Warrants
Each common share warrant will entitle the holder thereof to purchase such common shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered common share warrants. After the close of business on the expiration date of each common share warrant or such later date to which such expiration date may be extended by us, unexercised common share warrants will become void.
Common share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common shares purchasable upon such exercise, together with certain information set forth on the reverse side of the common share warrant certificate. Upon receipt of such payment and the common share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common shares purchasable upon such exercise. If fewer than all of the common share warrants represented by such common share certificate are exercised, a new common share warrant certificate will be issued for the remaining amount of common share warrants.
Amendments and Supplements to Warrant Agreement
The warrant agreement for a series of common share warrants may be amended or supplemented without the consent of the holders of the common share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the common share warrants and that do not adversely affect the interests of the holders of the common share warrants.

Common Share Warrant Adjustments
Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of common shares covered by, an common share warrant are subject to adjustment in certain events, including:
(1)
the issuance of common shares as a dividend or distribution on the common shares;

(2)
certain subdivisions and combinations of the common shares;

(3)
the issuance to all holders of common shares of certain rights or warrants entitling them to subscribe for or purchase common shares at less than the current market value, as defined in the applicable warrant agreement for such series of common share warrants; and

(4)
the distribution to all holders of common shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

No adjustment to the exercise price of, and the number of common shares covered by, an common share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect, provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment and, provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of common shares covered by, an common share warrant will not be adjusted for the issuance of common shares or any securities convertible into or exchangeable for common shares, or securities carrying the right to purchase any of the foregoing.
In the case of:
(1)
a redesignation of the common shares;

(2)
certain consolidation or merger events involving us; or

(3)
a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

in each case as a result of which holders of our common shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common shares, the holders of the common share warrants then outstanding will be entitled thereafter to convert such common share warrants into the kind and amount of common shares and other securities or property which they would have received upon such redesignation, consolidation, merger, sale or conveyance had such common share warrants been exercised immediately prior to such redesignation, consolidation, merger, sale or conveyance.

DESCRIPTION OF XL GROUP LTD PURCHASE CONTRACTS AND
PURCHASE UNITS
XL-Bermuda may issue purchase contracts, which may be prepaid, representing contracts obligating holders to purchase from XL-Bermuda and obligating XL-Bermuda to sell or deliver to the holders, or holders to sell to XL-Bermuda and XL-Bermuda to purchase from the holders, to the extent permitted by the Bermuda Companies Act, a fixed or varying number of common shares or other securities at a future date or dates. The price per common share or other security may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of common shares or other securities to be delivered pursuant to such purchase contract upon the occurrence of certain events. The purchase contracts may be entered into separately or as a part of purchase units consisting of one or more purchase contracts and any one or more of:
(1)
debt securities of XL-Bermuda (which may be senior or subordinated) and have fixed maturity or provide for amortizing payments;

(2)
preference shares of XL-Bermuda;

(3)
debt or equity obligations of third parties, including U.S. Treasury securities owned by XL-Bermuda; or

(4)
debt securities of XL-Cayman (which may be senior or subordinated).

The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract. Any one or more of the above securities, common shares, other securities or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares or other securities under the purchase contracts. The purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares or other securities deliverable by such holders under purchase contracts requiring the holders to sell common shares or other securities to XL-Bermuda. The purchase contracts or purchase units also may require us to make periodic payments to the holders of the purchase contracts or purchase units, as the case may be, or vice versa, and these payments may be unsecured or pre-funded, in whole or in part. The terms of any payments provided for under the purchase contracts and/or purchase units will be described in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (3) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
XL-Bermuda and/or XL-Cayman, each, for purposes of this section, an “Issuer,” may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, such as (i) the Indenture dated September 30, 2011 (as amended and/or supplemented from time to time) by and among XL-Ireland, XL-Cayman and Wells Fargo Bank, National Association, as Trustee and, pursuant to the Third Supplemental Indenture thereto dated July 25, 2016, XL-Bermuda or (ii) the Indenture dated as of March 30, 2015 (as amended and/or supplemented from time to time) by and among XL-Ireland, XL-Cayman and Wells Fargo Bank, National Association, as Trustee and, pursuant to the Second Supplemental Indenture thereto dated July 25, 2016, XL-Bermuda. Any senior debt securities or subordinated debt securities issued by XL-Bermuda will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case between XL-Bermuda and a trustee qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Any senior debt securities or subordinated debt securities issued by XL-Cayman will be issued pursuant to a senior indenture or a subordinated indenture, respectively, in each case, among XL-Cayman, XL-Bermuda and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indentures and the subordinated indentures, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” The trustee under any indenture is referred to as the “trustee.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series, and executed by the same parties that are parties to the relevant indenture. All senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL-Bermuda and, prior to the XL-Ireland Release, by XL-Ireland. See “Description of Debt Securities and Guarantees — Guarantees.”
The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture (including the guarantee provisions contained therein in the case of the XL-Cayman indenture) and any applicable U.S. federal income tax, Bermuda and Cayman Islands law considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Terms
The debt securities will be unsecured obligations of the applicable Issuer.
The senior debt securities will rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer.
The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all senior indebtedness, which is defined in the section called “— Ranking of Debt Securities” below, of the applicable Issuer.
The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:
(1)
the Issuer of such debt securities, the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)
the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)
the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible or exchangeable or the method by which any such portion shall be determined;

(4)
if convertible or exchangeable for other securities, the terms on which such debt securities are convertible or exchangeable, including the initial conversion or exchange price, the conversion or exchange period, any events requiring an adjustment of the applicable conversion or exchange price and any requirements relating to the reservation of securities for purposes of conversion in the case of convertible securities;

(5)
the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)
the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of common shares below certain levels for a minimum period of time);

(7)
the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the applicable Issuer in respect of such debt securities and the applicable indenture may be served;

(9)
the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the Issuer’s option;

(10)
the Issuer’s obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)
if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)
whether the principal of or interest, if any, on the debt securities of the series is to be payable, at the Issuer’s election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;
(14)
provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)
any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)
whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)
the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)
if exchangeable into another series of debt securities of XL-Bermuda or XL-Cayman, the terms on which such debt securities are exchangeable; and

(19)
any other terms of the series of debt securities and any additions to the applicable indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all U.S. federal income tax considerations will be described in the applicable prospectus supplement.
Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit either Issuer’s ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving either Issuer, including a highly leveraged transaction involving either Issuer or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.
Guarantees
Payment of principal, premium, if any, and interest on any senior debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL-Bermuda and, prior to the XL-Ireland Release, XL-Ireland, on a joint and several basis, and each such guarantee will be an unsecured and unsubordinated obligation of XL-Bermuda and XL-Ireland (as applicable) and will rank equal with all the future unsubordinated debt of XL-Bermuda and XL-Ireland (as applicable). Payment of principal, premium, if any, and interest on any subordinated debt securities issued by XL-Cayman will be fully and unconditionally guaranteed by XL-Bermuda and XL-Ireland (as applicable), on a joint and several basis, and each such guarantee will rank subordinate in right of payment to the senior indebtedness of XL-Bermuda and XL-Ireland (as applicable). XL-Bermuda’s and XL-Ireland’s obligations under the guarantees will be irrespective of:
•
any lack of validity or enforceability of any agreement or instrument relating to the debt securities;

•
any change in the time, manner or place of payment under, or in any other term in respect of, all or any debt securities, or any other amendment or waiver of or consent to any departure from any other agreement relating the debt securities;

•
any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any debt securities;

•
any other circumstance that might otherwise constitute a defense available to, or a discharge of, XL-Cayman in respect of the debt securities;

•
the absence of any action on the part of the trustee to obtain payment under the debt securities or the indenture from XL-Cayman;

•
any insolvency, bankruptcy, reorganization or dissolution, or any similar proceeding of or in respect of XL-Cayman, including, without limitation, rejection of the debt securities in such bankruptcy; or

•
the absence of notice or any delay in any action to enforce any provision of the debt securities or the indenture or to exercise any right or remedy against the guarantor or XL-Cayman, whether under the indenture, the debt securities or any agreement or any indulgence, compromise or extension granted.

Notwithstanding the above, XL-Bermuda and XL-Ireland will not waive any defense that would be available to XL-Cayman based on a breach, default or misrepresentation by the trustee, or failure of any condition to XL-Cayman’s obligations under the indenture or the illegality of any provision of the indenture.
The trustee has the right to proceed first and directly against XL-Bermuda and XL-Ireland, without first proceeding against XL-Cayman or exhausting any other remedies it may have, in the event of default of performance by XL-Cayman under the applicable indenture.
It is currently expected that the guarantee by XL-Ireland of debt securities issued by XL-Cayman will, in accordance with the provisions of the relevant indenture, be released (the “XL-Ireland Release”) upon the transfer of substantially all the assets of XL-Ireland to XL-Bermuda.
Denomination, Interest, Registration and Transfer
The applicable Issuer will issue the debt securities of each series only in registered form, without coupons, in minimum denominations of  $2,000 and increments of  $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.
The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the applicable Issuer’s option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.
Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:
•
will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by the Issuer for such purpose; and

•
may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by the Issuer for such purpose.

No service charge will be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. XL-Bermuda or XL-Cayman may act as registrar and may change any registrar without notice.

Certain Covenants
The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.
Unless otherwise indicated in the applicable prospectus supplement, all debt securities will include the provisions described below.
An Obligor (the “Relevant Obligor”) may not (1) consolidate with or merge with or into any other person (other than another Obligor) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than another Obligor), (2) permit any person (other than another Obligor) to consolidate with or merge into it or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to it unless:
•
in the case of  (1) and (2) above, the Relevant Obligor is the surviving person, or if the Relevant Obligor is not the surviving person, such person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, Ireland, the Cayman Islands, Bermuda or any country which is a member of the Organization for Economic Co-operation and Development or the European Union and the person expressly assumes all of the obligations of the Relevant Obligor under the securities and the applicable indenture;

•
immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time or both, would become an event of default under the applicable indenture, will have occurred and be continuing; and

•
the Relevant Obligor shall have delivered to the trustee an officers’ certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of the applicable indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

As used above, “Obligor” means each of XL-Bermuda, XL-Ireland and XL-Cayman.
Reporting by the Issuer
Under the applicable indenture, the applicable Issuer will be required to file with the trustee, within 15 days after it is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports which such Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, provided that availability of such reports on a website maintained by the SEC shall be deemed to fulfill this requirement. If the applicable Issuer is not required to file information, documents or reports pursuant to either of said sections of the Exchange Act, then it shall file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange. The applicable Issuer also will be required to file with the trustee and the SEC such additional information, documents and reports with respect to compliance by such Issuer (in the case of debt securities issued by XL-Cayman, by XL-Cayman, XL-Bermuda and XL-Ireland (as applicable)) with the conditions and covenants of the applicable indenture as may be required from time to time under the rules and regulations of the SEC. Notwithstanding the foregoing, in the case of debt securities issued by XL-Cayman, for so long as XL-Bermuda remains a guarantor under the applicable indenture, or if at any time any other direct or indirect parent company of XL-Cayman is a guarantor of its debt securities, the reports, information and other documents required to be filed and furnished may, at the option of XL-Cayman, be filed by and be those of XL-Bermuda or such other parent, as applicable, rather than XL-Cayman.
Ranking of Debt Securities
General
Each Issuer is a holding company with no direct operations or significant assets other than the capital stock of its subsidiaries. The subsidiaries of XL-Cayman generate substantially all of the Issuers’ operating income and cash flow. As a result, distributions and advances from XL-Cayman’s subsidiaries are the principal source of funds necessary to meet each Issuer’s debt service obligations. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of XL-Cayman’s subsidiaries, may limit the relevant Issuer’s ability to obtain cash from XL-Cayman or XL-Cayman’s subsidiaries, as the case may be, that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by each Issuer’s subsidiaries, see Item 1 “Business — Regulation” included in XL-Ireland’s Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus. In addition, because each Issuer is a holding company, the debt securities and, in the case of debt securities issued by XL-Cayman, the related XL-Bermuda guarantee and the XL-Ireland guarantee (as applicable), will be structurally subordinated to the claims of creditors of the relevant Issuer’s subsidiaries on their assets and earnings.
Senior debt securities
The senior debt securities will be unsecured unsubordinated obligations of the applicable Issuer and will:
•
rank equal in right of payment with all other unsecured and unsubordinated indebtedness of the applicable Issuer;

•
be effectively subordinated in right of payment to all secured indebtedness of the applicable Issuer to the extent of the value of the assets securing such indebtedness; and

•
be effectively subordinated to all indebtedness and mandatorily redeemable preferred stock of the applicable Issuer’s subsidiaries (because each Issuer is a holding company).

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preference shares which may be issued by either Issuer or their subsidiaries.
Subordinated debt securities
The subordinated debt securities will be the applicable Issuer’s unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of the applicable Issuer’s senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the applicable Issuer or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.
If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by the applicable Issuer or any other person on the applicable Issuer’s behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.
If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither the applicable Issuer nor any other person on the applicable Issuer’s behalf shall:
(1)
make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)
acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).
The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of the applicable Issuer’s or the applicable Issuer’s subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of the applicable Issuer’s insolvency, holders of the subordinated debt securities may recover ratably less than the applicable Issuer’s general creditors.
“senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to the applicable Issuer,
(1)
the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of  (A) the applicable Issuer’s indebtedness for money borrowed and (B) the applicable Issuer’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the applicable Issuer, including any such securities issued under any deed, indenture or other instrument to which the applicable Issuer is a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)
all of the applicable Issuer’s capital lease obligations;

(3)
all of the applicable Issuer’s obligations issued or assumed as the deferred purchase price of property, all of the applicable Issuer’s conditional sale obligations, all of the applicable Issuer’s hedging agreements and agreements of a similar nature thereto and all of the applicable Issuer’s agreements relating to any such agreements, and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)
all of the applicable Issuer’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)
all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which the applicable Issuer is responsible or liable as obligor, guarantor or otherwise;

(6)
all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of the applicable Issuer’s property or assets (whether or not such obligation is assumed by the applicable Issuer); and

(7)
any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.
Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.
Discharge and Defeasance
Under the terms of the indentures, the applicable Issuer will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt security certificates or other title documents, maintain paying agencies and hold moneys for payment in trust) and, in the case of debt securities issued by XL-Cayman, XL-Bermuda and XL-Ireland (as applicable) will be discharged from any and all obligations in respect of the related guarantee and applicable indenture, if:
(1)
the applicable Issuer delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series; or

(2)
such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the applicable Issuer deposits with the debt securities trustee, in trust:

a.
in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

b.
in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, the applicable Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants in the applicable indenture (and in the case of securities issued by XL-Cayman, to release XL-Bermuda and XL-Ireland, from their respective obligations under equivalent covenants), and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):
(1)
by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by the applicable Issuer under such debt securities and the indenture with respect to such series;

(2)
by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over the applicable Issuer’s other creditors; and

(3)
after giving notice to the trustee of the applicable Issuer’s intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent:

a.
in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

b.
in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:
(1)
the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the applicable Issuer is a party or by which the applicable Issuer is bound;

(2)
no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to the applicable Issuer will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)
the applicable Issuer has delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the applicable Issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event the applicable Issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.
Modification and Waiver
The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL-Bermuda and XL-Ireland (as applicable)), when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:
(1)
change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)
reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)
change the currency of payment of principal of or interest on the debt securities;

(4)
change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)
reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)
in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)
in the case of any convertible or exchangeable debt securities, adversely affect the right to convert or exchange such debt securities in accordance with the provisions of the applicable indenture;

(9)
in the case of debt securities issued by XL-Cayman, release a guarantor from any of its obligations under the related guarantee, except in accordance with the terms of the applicable indenture;

(10)
modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or, in the case of debt securities issued by XL-Cayman, affecting the related guarantees, in each case in a manner which adversely affects the holders of such senior debt securities; or

(11)
modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the applicable Issuer with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:
(1)
without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)
only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

The applicable Issuer (and, in the case of debt securities issued by XL-Cayman, XL-Bermuda and XL-Ireland (as applicable)), when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:
•
to cure any ambiguity, omission, defect or inconsistency;

•
to make any change that does not, in the good faith opinion of the board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect, provided that any amendment or supplement conforming the indenture, as applied to a series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which they were initially sold shall be deemed not to adversely affect the interests of holders of such debt securities;

•
to provide for the assumption of the Issuer’s (or, in the case of debt securities issued by XL-Cayman, XL-Cayman’s, XL-Bermuda’s or XL-Ireland’s (as applicable)) obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•
to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the Issuer (or, in the case of debt securities issued by XL-Cayman, XL-Cayman, XL-Bermuda or XL-Ireland (as applicable)) has under the applicable indenture;

•
to provide any security for or guarantees of such debt securities;

•
to add events of default with respect to such debt securities;

•
to make any change necessary to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•
to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•
to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof
The following events are “events of default” with respect to any series of debt securities issued hereunder:
(1)
the applicable Issuer’s failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)
the applicable Issuer’s failure to perform, or breach of, any material covenant, warranty or agreement contained in the debt securities of such series or the indenture relating to such series (other than those relating solely to another series of debt securities) for 60 days after a notice of default;

(3)
certain events of bankruptcy, insolvency or reorganization with respect to XL-Bermuda, XL-Cayman or XL-Ireland; and

(4)
in the case of XL-Cayman debt securities, the related guarantee by XL-Bermuda or XL-Ireland, being declared null and void in a judicial proceeding or ceasing to be in full force and effect, or XL-Bermuda or XL-Ireland (as applicable) denying or disaffirming its guarantee other than by reason of the termination of the indenture or the release of such guarantee in accordance with the indenture.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.
The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. The applicable Issuer shall certify to the trustee quarterly as to whether any default exists.

In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the applicable Issuer (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.
In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.
Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.
No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.
Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities of any series will be convertible or exchangeable for other securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities, at the applicable Issuer’s option or automatic (upon a specified date or upon the occurrence of a specified event), the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.
The Trustee
The trustee for each series of debt securities will be specified in the prospectus supplement relating to such series. Each indenture contains certain limitations on the right of the trustee, as creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to the applicable Issuer. The trustee may be removed at any time, upon a 30 days’ notice, with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to the applicable Issuer. In addition, the applicable Issuer may also remove the trustee with or without cause if the applicable Issuer so notifies the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.
Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.
In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.
Governing Law
The indentures and the debt securities are governed by the laws of the State of New York, without giving effect to principles of conflicts of laws of such State.
Global Securities; Book-Entry System
The following description of the operations and procedures of The Depository Trust Company (“DTC”) is provided solely as a matter of convenience and the information set forth below has been provided to us by DTC. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.
XL-Bermuda or XL-Cayman, as the case may be, may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.
The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.
We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither the applicable Issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.
So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder.
Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, the applicable Issuer and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the applicable Issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of the applicable Issuer, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither the applicable Issuer nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable Issuer within 90 days, the applicable Issuer will issue individual debt securities in exchange for the global security representing such debt securities.
All moneys paid by the applicable Issuer to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the applicable Issuer and the holder of such debt security thereafter may look only to the applicable Issuer for payment thereof.

PLAN OF DISTRIBUTION
XL-Bermuda, XL-Ireland and XL-Cayman may sell the securities in any of the following ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; (3) through agents; or (4) through any other method permitted by applicable law. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.
To the extent that we make sales of common shares to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales of common shares pursuant to a distribution agreement, we will issue and sell our common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.
In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
In addition, to the extent permitted by law we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to XL-Bermuda or XL-Cayman from such sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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the public offering price; and

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any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The securities may be sold directly by XL-Bermuda, XL-Ireland and/or XL-Cayman or through agents designated by XL-Bermuda, XL-Ireland and/or XL-Cayman from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL-Bermuda, XL-Ireland and/or XL-Cayman to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If dealers are utilized in the sale of any securities, XL-Bermuda, XL-Ireland and/or XL-Cayman will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL-Bermuda’s, XL-Ireland’s or XL-Cayman’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL-Bermuda, XL-Ireland or XL-Cayman and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, XL-Bermuda, XL-Ireland or XL-Cayman will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL-Bermuda, XL-Ireland or XL-Cayman at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.
Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL-Bermuda, XL-Ireland or XL-Cayman, to indemnification by XL-Bermuda, XL-Ireland or XL-Cayman against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL-Bermuda, XL-Ireland and/or XL-Cayman in the ordinary course of business.
Each series of securities will be a new issue and, other than the common shares, which are listed on the NYSE and the Bermuda Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS
Certain legal matters with respect to the securities under the laws of the State of New York will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for XL-Bermuda by ASW Law Limited, Hamilton, Bermuda. Certain matters with respect to securities under the laws of Ireland will be passed upon for XL-Ireland by A&L Goodbody, IFSC, North Wall Quay, Dublin 1, Ireland. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for XL-Cayman by Maples and Calder, Grand Cayman, Cayman Islands.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of XL Group plc incorporated in this prospectus by reference to XL Group Ltd’s Current Report on Form 8-K dated July 25, 2016 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the former subsidiaries of Catlin Group Limited that the registrant acquired during 2015, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS
XL-Bermuda is a Bermuda exempted company. XL-Ireland is an Irish public limited company. XL-Cayman is a Cayman Islands exempted company. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL-Bermuda, XL-Ireland, XL-Cayman or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL-Bermuda, XL-Ireland or XL-Cayman with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, its United States agent appointed for that purpose.

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Fixed to Floating Rate Subordinated Notes due 2047

Prospectus Supplement
June       , 2017

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